Exhibit 4.7

 EXECUTION COPY

AGREEMENT BETWEEN NOTEHOLDERS

Dated as of August 3, 2022 by and among

BANK OF MONTREAL
(Initial BMO Note A Holder)

CITI REAL ESTATE FUNDING INC.
(Initial CREFI Note A Holder)

STARWOOD MORTGAGE CAPITAL LLC

(Initial SMC Note A Holder)

BANK OF MONTREAL
(Initial Note B-A Holder)

and

Park West Village Grand Avenue Partners, LLC

(Initial Note B-B Holder)

Park West Village

THIS AGREEMENT BETWEEN NOTEHOLDERS, dated as of August 3, 2022, by and between BANK OF MONTREAL (together with its successors in interest and assigns, “BMO”), a Canadian chartered bank (in its capacity as initial owner of the BMO A Notes, the “Initial BMO Note A Holder” and, in its capacity as the initial agent, the “Initial Agent”), CITI REAL ESTATE FUNDING INC. (together with its successors in interest and assigns, “CREFI”), a New York corporation (in its capacity as initial owner of the CREFI A Notes, the “Initial CREFI Note A Holder”), STARWOOD MORTGAGE CAPITAL LLC (together with its successors in interest and assigns, “SMC”), a Delaware limited liability company (in its capacity as initial owner of the SMC A Notes, the “Initial SMC Note A Holder”), BMO (in its capacity as initial owner of Note B-A, the “Initial Note B-A Holder”), and Park West Village Grand Avenue Partners, LLC (“PWV Grand Avenue”) (in its capacity as initial owner of Note B-B, the “Initial Note B-B Holder”).

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein), on August 3, 2022 (the “Origination Date”), (i) BMO, CREFI and SMC, as lenders, co-originated a portion of the mortgage loan (the “Mortgage Loan) evidenced by the promissory notes that have a designation beginning with “A” (collectively, the “A Notes”, and each, an “A Note”) with the aggregate initial principal amount of $187,500,000, (ii) BMO originated a portion of the Mortgage Loan evidenced by the Note B-A (as defined herein) with the initial principal amount of $66,500,000 and (iii) PWV Grand Avenue originated a portion of the Mortgage Loan evidenced by the Note B-B (collectively with the A Notes and the Note B-A, the “Notes”) with the initial principal amount of $111,000,000;

WHEREAS, the mortgage loan schedule attached as Exhibit A (the “Mortgage Loan Schedule”) sets forth the name of each borrower under the Mortgage Loan (collectively, the “Borrower”) and certain other characteristics of the Mortgage Loan and the Notes evidencing the Mortgage Loan as of August 3, 2022; and

WHEREAS, the parties hereto desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold each of their respective Notes;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.                      Definitions. References to a “Section,” the “preamble” or the “recitals” are, unless otherwise specified, to a Section, the preamble or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto or to any analogous term in the Servicing Agreement. Whenever used in this Agreement, including, without limitation, in the preamble and the recitals, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“A Notes” has the meaning ascribed to such term in the preliminary statements.

“Acceptable Insurance Default”  shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Accepted Servicing Practices” shall mean the “Servicing Standard” as defined in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Additional Servicing Expenses” shall mean (a) all Property Protection Advances, fees and/or expenses incurred by and reimbursable to any Servicer, Trustee, Certificate Administrator or fiscal agent pursuant to the Servicing Agreement relating solely to the Mortgage Loan, and (b) all interest accrued on Advances made by (x) any Servicer or Trustee in accordance with the terms of the Servicing Agreement or (y) any Non-Lead Servicer or Non-Lead Trustee in accordance with the terms of the Non-Lead Securitization Servicing Agreement.

“Advance Interest Amount” shall mean interest payable on Advances, as specified in the Servicing Agreement or a Non-Lead Securitization Servicing Agreement, as applicable.

“Advances” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable, but only as such term relates to the Mortgage Loan or the Property.

“Affiliate” shall have the meaning set forth in the Servicing Agreement.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and from and after the Lead Securitization Date shall mean the Certificate Administrator, if any, and if there is no Certificate Administrator, shall mean the Trustee.

“Agent Office” shall mean the designated office of the Agent in the State of New York, which office at the date of this Agreement is located at Bank of Montreal, c/o BMO Capital Markets Corp., 151 West 42nd Street, New York, New York 10036, and any notices to and correspondence with the Agent should be directed to Bank of Montreal, c/o BMO Capital Markets Corp., 151 West 42nd Street, New York, New York 10036, Attention: Mike Birajiclian and David Schell, Emails: Michael.Birajiclian@bmo.com and David.Schell@bmo.com; with a copy to Bank of Montreal, c/o BMO Capital Markets Corp., 151 West 42nd Street, New York, New York 10036, Attention: Legal Department, Email BMOCMBSNotices@bmo.com. The Agent may change the address of its designated office by notice to the Noteholders.

“Agreement” shall mean this Agreement Between Noteholders, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Appraisal” shall have the meaning assigned to such term in the Servicing Agreement.

“Appraisal Reduction Amount” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

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“Appraisal Reduction Event” shall have the meaning assigned to such term in the Servicing Agreement.

“Appraised-Out Note” shall have the meaning assigned to such term in Section 10(a).

“Appraiser” shall have the meaning assigned to such term in the Servicing Agreement.

“Asset Representations Reviewer” shall mean the asset representations reviewer, if any, appointed pursuant to the Lead Securitization Servicing Agreement.

“Asset Review” shall mean any review of representations and warranties conducted by a Non-Lead Asset Representations Reviewer, as contemplated by Item 1101(m) of Regulation AB.

“Asset Status Report” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Balloon Payment” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“BMO A Notes” shall mean Note A-1, Note A-2, Note A-3, Note A-4, Note A-11 and Note A-12.

“Borrower” shall have the meaning assigned to such term in the recitals.

“Borrower Restricted Party” shall mean the “Borrower Party” as defined in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Business Day” shall have the meaning assigned to such term in the Servicing Agreement or a Non-Lead Securitization Servicing Agreement, as applicable.

“CDO Asset Manager” with respect to any Securitization Vehicle which is a CDO, shall mean the entity which is responsible for managing or administering the applicable Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of the applicable Note).

“Certificate Administrator” shall mean the certificate administrator appointed pursuant to the Lead Securitization Servicing Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

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“Collection Account” shall mean the trust account or accounts (including any sub-accounts) created and maintained by the Master Servicer.

“Commission” means the U.S. Securities and Exchange Commission or any successor thereto.

“Companion Distribution Account” shall have the meaning assigned to such term or the term “Serviced Whole Loan Collection Account” in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Compensating Interest Payments” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Conduit” shall have the meaning assigned to such term in Section 20(f).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 20(f).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 20(f).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise.

“Control Appraisal Period” means (i) with respect to the Note B-A, a Note B-A Control Appraisal Period, and (ii) with respect to the Note B-B, a Note B-B Control Appraisal Period.

“Control Retention Period” With respect to any Note B-A or Note B-B that has become an “Appraised-Out Note”,

(i)                           a period of 10 days following receipt by the applicable Controlling Noteholder of notice of the Cumulative Appraisal Reduction Amount, if such Controlling Noteholder elect not to give a notice challenging the determination of such Cumulative Appraisal Reduction Amount to the Special Servicer within such 10-day period; or

(ii)                        a period commencing on the date on which a notice of a Cumulative Appraisal Reduction Amount is received by such Controlling Noteholder ending on the earliest of (x) the date that is 90 days following the related Appraisal Reduction Event, unless such Controlling Noteholder provides an additional Appraisal within such 90-day period in accordance with the terms of this Agreement, (y) the date on which the Special Servicer determines that a recalculation of the Cumulative Appraisal Reduction Amount is not warranted or that such recalculation does not result in the cessation of such Control Appraisal Period and (z) the date on which a Subordinate Note Consultation Termination Event occurs with respect to such Note B-A or Note B-B.

“Controlling Note” shall mean as of any date of determination:

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(i) the Note B-B, if no Note B-B Control Appraisal Period has occurred and is continuing,

(ii) the Note B-A, if a Note B-B Control Appraisal Period has occurred and is continuing and no Note B-A Control Appraisal Period has occurred and is continuing, and

(iii) if both the Note B-B Control Appraisal Period and the Note B-A Control Appraisal Period have occurred and are continuing, the Lead Securitization Note.

“Controlling Noteholder” shall mean the holder or holders of a majority of the Controlling Note (by Principal Balance); provided that if any such Controlling Note is included in the Lead Securitization Trust, the rights of the Controlling Noteholder hereunder may be exercised by a majority of the holders of one or more controlling classes backed by such Controlling Note or the related Controlling Noteholder Representative in accordance with the terms of the Servicing Agreement.

“Controlling Noteholder Representative” shall mean, with respect to the Mortgage Loan, the holder or holders of a majority of the Controlling Note (by Principal Balance) or a representative of the Controlling Noteholder appointed by such holder or holders pursuant to Section 5; provided that if the Controlling Note is held by the Lead Securitization Trust, the Controlling Noteholder Representative with respect to such Controlling Note will be deemed to be a “controlling class representative”, “directing holder”, “directing certificateholder” or a similar representative appointed with respect to such Controlling Note pursuant to the Servicing Agreement; provided further that no Borrower Restricted Party may be a Controlling Noteholder Representative.

“CREFI A Notes” shall mean Note A-5, Note A-6, Note A-7 and Note A-8.

“Cumulative Appraisal Reduction Amount” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Custodian” shall have the meaning assigned to such term in the Servicing Agreement.

“DBRS Morningstar” shall mean DBRS, Inc., and its successors in interest.

“Default Interest” shall mean with respect to any Note, interest on such Note at a rate per annum equal to interest accrued thereon at the Default Rate in excess of the Interest Rate applicable to such Note.

“Default Rate” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Defaulted Mortgage Loan” shall have the meaning assigned to such term in the Servicing Agreement.

“Defaulted Mortgage Loan Purchase Price” shall mean:

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(i)                            in connection with the purchase of the A Notes by the Note B-A Holder or the Note B-B Holder, the sum, without duplication, of each of the following to the extent that such amounts have not been previously paid or reimbursed pursuant to Section 3 of this Agreement:

(a) the aggregate Principal Balance of the A Notes (as of the date of purchase), (b) accrued and unpaid interest on the Principal Balance of each of the A Notes at the related Interest Rate from the date as to which interest was last paid in full by Borrower up to and including the end of the interest accrual period relating to the Monthly Payment Date next following the date the purchase occurred, (c) any other amounts due under the Mortgage Loan to the Note A Holders, other than Yield Maintenance Premiums, default interest, late fees, exit fees and any other similar fees, provided that if the Borrower or a Borrower Restricted Party is the purchaser, the Defaulted Mortgage Loan Purchase Price shall include Yield Maintenance Premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed Advances and any expenses incurred in enforcing the Mortgage Loan Documents (including, without limitation, Property Protection Advances payable or reimbursable to any servicer or trustee and special servicing fees incurred by or on behalf of the Note A Holders), (e) without duplication of amounts under clause (c), any accrued and unpaid Advance Interest Amount with respect to an Advance made by or on behalf of a Note A Holder, (f) (x) if the Borrower or a Borrower Restricted Party is the purchaser or (y) if the Mortgage Loan is purchased more than ninety (90) days after such option first becomes exercisable pursuant to Section 9 of this Agreement, any liquidation or workout fees (without duplication of amounts under clause (c) or clause (d)) payable under the Servicing Agreement with respect to the Mortgage Loan (provided that in no event shall both a workout fee and a liquidation fee be payable in connection with the same purchase event) and (g) any Recovered Costs not reimbursed previously to a Note A Holder pursuant to this Agreement. If the Mortgage Loan is converted into a Foreclosure Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue on each of the A Notes at the related Interest Rate as if the Mortgage Loan were not so converted. In no event shall the Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Purchasing Noteholder under this Agreement; and

(ii) in connection with the purchase of Note B-A by the Note B-B Holder, the sum, without duplication, of each of the following to the extent that such amounts have not been previously paid or reimbursed pursuant to Section 3 of this Agreement or are not included in the purchase price under clause (i) above:

(a) the Note B-A Principal Balance (as of the date of purchase), (b) accrued and unpaid interest on the Note B-A Principal Balance at the related Interest Rate from the date as to which interest was last paid in full by the Borrower up to and including the end of the interest accrual period relating to the Monthly Payment Date next following the date the purchase occurred, (c) any other amounts due under the Mortgage Loan to the Note B-A Holder, other than Yield Maintenance Premiums, default interest, late fees, exit fees and any other similar fees, provided that if the Borrower or a Borrower Restricted Party is the purchaser, the Defaulted Mortgage Loan Purchase Price shall include Yield Maintenance Premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any accrued and unpaid Advance Interest Amount with respect to an Advance made by or on behalf of the Note B-A Holder, (e) (x) if the Borrower or a Borrower Restricted Party is the purchaser or (y) if the Mortgage Loan is purchased after ninety (90) days after such option first becomes exercisable

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pursuant to Section 9 of this Agreement, any liquidation or workout fees (without duplication of amounts under clause (c) or clause (d)) payable under the Servicing Agreement with respect to the Mortgage Loan (provided that in no event shall both a workout fee and a liquidation fee be payable in connection with the same purchase event) and (f) any Recovered Costs not reimbursed previously to the Note B-A Holder pursuant to this Agreement. If the Mortgage Loan is converted into a Foreclosure Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue on Note B-A at the related Interest Rate as if the Mortgage Loan were not so converted. In no event shall the Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Purchasing Noteholder under this Agreement.

“Defaulted Note Purchase Date” shall have the meaning assigned to such term in Section 9.

“Depositor” shall mean the Person selected by the Lead Securitization Noteholder to create the Securitization Trust.

“Eligible Account” shall have the meaning ascribed to such term in the Servicing Agreement.

“Excess Collections” shall mean any funds received from the Borrower and deposited into the Excess Collections Reserve Account pursuant to Section 11.

“Excess Collections Reserve Account” shall have the meaning ascribed to such term in Section 11.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Documents.

“Excess Liquidation Proceeds” shall mean, if any, the cash settlement amount equal to the excess of (i) the net sales proceeds realized in connection with a sale of the Foreclosure Property by the Lead Securitization Trust to a third-party purchaser over (ii) the Excess Liquidation Reference Amount; provided that such sale of the Foreclosed Property was consummated in accordance with the terms of the Servicing Agreement and 100% of the purchase price for the Foreclosure Property is paid in cash on the settlement date.

“Excess Liquidation Reference Amount”: Without duplication, the sum of (i) the unpaid principal balance of the Mortgage Loan, (ii) accrued and unpaid interest on each Note at the applicable Interest Rate (in each case, exclusive of the Default Rate) to and including the last day of the Mortgage Loan Interest Accrual Period in which the purchase is to occur, (iii) any unreimbursed Advances made with respect to the Mortgage Loan and interest on such Advances at the applicable Advance interest rate, (iv) any unpaid additional expenses of any Securitization Trust with respect to the Mortgage Loan and (v) any other unpaid expenses or fees reasonably incurred or expected to be incurred by each party to the Servicing Agreement or any Non-Lead Securitization Servicing Agreement arising out of the sale of the Foreclosure Property, including Liquidation Fees.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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“Final Recovery Determination” shall have the meaning ascribed to such term in Section 10(b).

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“Foreclosure Property” shall mean a “REO Property” as defined in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Indemnified Items” shall mean, collectively, any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Property under the Servicing Agreement.

“Indemnified Parties” shall mean, collectively, (i) as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of the Servicing Agreement, each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, any Operating Advisor, any Asset Representations Reviewer and the Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Servicing Agreement in respect of other mortgage loans) and (ii) the Lead Securitization Trust.

“Independent” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Initial Agent” shall have the meaning assigned to such term in the recitals.

“Initial Note A Holders” shall mean the Initial BMO Note A Holder, the Initial CREFI Note A Holder and the Initial SMC Note A Holder, collectively.

“Initial Note B-A Holder” shall have the meaning ascribed to such term in the preamble.

“Initial Note B-B Holder” shall have the meaning ascribed to such term in the preamble.

“Initial Noteholders” shall mean the Initial Note A Holders, the Initial Note B-A Holder and the Initial Note B-B Holder, collectively.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Borrower, any action for the dissolution of the Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Borrower or any other action concerning the adjustment of the debts of the Borrower, the cessation of business by the Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Borrower in a transaction permitted under the Mortgage Loan

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Documents; provided, however, that following any such permitted transaction affecting the title to the Property, the Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Borrower, the term “Borrower” shall refer to any such entity.

“Insurance and Condemnation Proceeds” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Interest Rate” shall, with respect to any Note, have the meaning assigned to such term in the Mortgage Loan Agreement (without taking into account any increase in the original stated interest rate for such Note as a result of any Workout).

“Interested Person” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds the applicable Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“Interim Servicing Agreement” shall mean the interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association, and Bank of Montreal; provided that if (i) the Lead Securitization Date does not occur on or prior to October 30, 2022 or (ii) if Bank of Montreal is no longer the holder of the BMO A Notes or is not acting as Initial Agent, the parties hereto shall enter into a servicing agreement to be negotiated in good faith by the parties hereto.

“KBRA” shall mean Kroll Bond Rating Agency, LLC and its successors in interest.

“Lead Securitization” shall mean the sale by the holder of a Lead Securitization Note of all of such Note (or the first securitization of any portion of a Lead Securitization Note, if applicable) to the Depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Lead Securitization Date” shall mean the closing date of a Lead Securitization.

“Lead Securitization Note” shall mean Note A-1 or, if Note A-1 is not securitized in a securitization by September 30, 2022, such other BMO A Note that is designated as the “Lead Securitization Note” by BMO.

“Lead Securitization Noteholder” shall mean the holder of a Lead Securitization Note.

“Lead Securitization Servicing Agreement” shall mean a pooling and servicing agreement, subject to Section 2 hereof, to be entered into in connection with the Lead Securitization, substantially in the form of the Model PSA by and among each party thereto; provided it is acknowledged that such agreement is subject in all respects to (i) changes required

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by the Code relating to the tax elections of the related Securitization Trust, (ii) changes required by law or changes in any law, rule or regulation or interpretation thereof, (iii) changes requested by the Rating Agencies or any purchaser of subordinate certificates backed by the Lead Securitization Note or the Note B-A and (iv) changes requested by the parties thereto that are generally consistent with the then current market terms.

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Liquidation Fees” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Liquidation Proceeds” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Major Decisions” shall mean:

(i)                      any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of any REO Mortgage Loan) of the ownership of the property or properties securing the Mortgage Loan if it comes into and continues in default;

(ii)                   any modification, consent to a modification or waiver of any monetary term (other than late fees and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Mortgage Loan Documents or any extension of the maturity date of the Mortgage Loan;

(iii)                following a default or an event of default with respect to the Mortgage Loan Documents, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan Documents or any acquisition of the Property or any interest therein by foreclosure, deed-in-lieu of foreclosure, settlement or otherwise;

(iv)               any sale of the Mortgage Loan (when it is a Defaulted Mortgage Loan) or the Property (when it is held as Foreclosure Property) for less than the outstanding principal balance of the Mortgage Loan, all accrued and unpaid interest (other than Accrued Interest) at the respective Interest Rates for the Notes and all Additional Servicing Expenses;

(v)                  any determination to bring the Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the Servicing Agreement) located at the Property or an REO Mortgage Loan;

(vi)               any release of material collateral or any acceptance of substitute or additional collateral for the Mortgage Loan or any consent to either of the

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foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(vii)            any waiver of or any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan or any consent to such a waiver or any consent to a transfer of all or any portion of the Property or of any direct or indirect legal or beneficial interests in the Borrower;

(viii)         any transfer of the Property or any portion of the Property, or any transfer of any direct or indirect ownership interest in the Mortgage Borrower to the extent the lender’s consent under the Mortgage Loan Documents is required, except a permitted transfer or as expressly permit-ted by the Mortgage Loan Documents and for which there is no mortgage lender discretion or in connection with a pending or threatened condemnation;

(ix)                 any incurrence of additional debt by the Borrower or any mezzanine financing by any direct or indirect beneficial owner of the Borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan Documents);

(x)                    any adoption or implementation of the annual budget for which mortgage lender consent is required under the Mortgage Loan Documents;

(xi)                 any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto;

(xii)              any property management company changes or modifications, waivers or amendments to any management agreement, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager or franchise changes, and any new management agreement or amendment, modification or termination of any management agreement (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan Documents);

(xiii)           releases of (i) any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves or (ii) any other letters of credit held as additional collateral for the Mortgage Loan, in each case, other than those required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(xiv)          any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under the Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

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(xv)             any determination of an Acceptable Insurance Default;

(xvi)          any proposed modification or waiver of any provision of the Mortgage Loan Documents with respect to the Mortgage Loan governing the types, nature or amount of insurance coverage required to be obtained and maintained;

(xvii)       approval of material casualty/condemnation insurance settlements, any determination to apply casualty proceeds or condemnation awards to the reduction of the debt evidenced by the Mortgage Loan rather than to the restoration of the Properties, other than, in each case, to the extent the lender has no approval right pursuant to the specific terms of the Mortgage Loan;

(xviii)    the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Mortgage Borrower or the Properties;

(xix)            any determination by the Master Servicer to transfer the Mortgage Loan to the Special Servicer under the circumstances where the Master Servicer determines, in its reasonable business judgment, exercised in accordance with the Accepted Servicing Practices, that a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or any other default that is likely to impair the use or marketability of the Property or such other analogous event described in the definition of Servicing Transfer Event; or

(xx)               any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and nondisturbance or attornment agreement in connection with any lease, at the Property if it would be a Major Lease (as defined in the Mortgage Loan Agreement).

“Master Servicer” shall mean the servicer or master servicer appointed pursuant to the Servicing Agreement.

“Midland Loan Services” shall mean Midland Loan Services, a Division of PNC Bank, National Association.

“Model PSA” shall mean the Pooling and Servicing Agreement, dated and effective as of June 1, 2022, between Barclays Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Computershare Trust Company, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, on behalf of the holders of BBCMS Mortgage Trust 2022-C16, Commercial Mortgage Pass-Through Certificates, Series 2022-C16.

“Monthly Payment” shall have the meaning assigned to the term “Monthly Debt Service Payment Amount” in the Mortgage Loan Agreement.

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“Monthly Payment Date” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Mortgage” shall have the meaning assigned to the term in the Mortgage Loan Agreement.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the Loan Agreement, dated as of August 3, 2022, between the Borrowers, as borrowers, and the Original Lenders, as lenders, as the same may have been amended as of the date hereof, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Interest Accrual Period” shall mean the “Interest Accrual Period” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Schedule” shall mean the schedule attached as EXHIBIT A to this Agreement.

“Net Interest Rate” shall mean, with respect to any Note, the Interest Rate for such Note minus the Servicing Fee Rate applicable to such Note.

“New Note(s)” shall have the meaning assigned to such term in Section 35.

“Non-Controlling Note” shall mean each Note other than the Controlling Note.

“Non-Controlling Noteholder” shall mean each Noteholder other than the Controlling Noteholder; provided that, if at any time a Non-Controlling Note is held by (or, at any time a Non-Controlling Note is included in a Non-Lead Securitization, the related Non-Lead Securitization Subordinate Class Representative is) a Borrower Restricted Party, no Person shall be entitled to exercise the rights of such Non-Controlling Noteholder with respect to such Non-Controlling Note.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Master Servicer on behalf of the Noteholders to make such payments free of any obligation or liability for withholding.

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“Non-Lead Asset Representations Reviewer” shall mean the party acting as “asset representations reviewer” (within the meaning of Item 1101(m) of Regulation AB) under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Certificate Administrator” shall mean the “certificate administrator” or such other analogous term under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Depositor” shall mean the “depositor” under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Master Servicer” shall mean the applicable “master servicer” under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Note” shall mean each Note other than the Lead Securitization Note.

“Non-Lead Noteholder” shall mean any Noteholder other than the Lead Securitization Noteholder.

“Non-Lead Operating Advisor” shall mean the “trust advisor”, “operating advisor” or such other analogous term under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization” shall mean any Securitization of a Senior Note in a Securitization Trust other than the Lead Securitization.

“Non-Lead Securitization Note” shall mean a Senior Note that is neither the Lead Securitization Note nor otherwise part of the Lead Securitization.

“Non-Lead Securitization Noteholder” shall mean each holder of a Non-Lead Securitization Note, provided that at any time a Senior Note that is not a Lead Securitization Note is included in a Securitization other than the Lead Securitization, references to the “Non-Lead Securitization Noteholder” herein shall mean the Non-Lead Securitization Subordinate Class Representative under the related Non-Lead Securitization Servicing Agreement, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement and as to the identity of which the Lead Securitization Noteholder (and the Master Servicer and the Special Servicer) has been given written notice. The Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall not be required at any time to deal with more than one party exercising the rights of a “Non-Lead Securitization Noteholder” herein or under the Servicing Agreement and, to the extent that the related Non-Lead Securitization Servicing Agreement assigns such rights to more than one party, for purposes of this Agreement, the Non-Lead Securitization Servicing Agreement shall designate one party to deal with the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) and provide written notice of such designation to the Lead Securitization Noteholder (and the Master Servicer and the Special Servicer acting on its behalf) (such party, the related “Non-Lead Securitization Noteholder Representative”); provided that, in the absence of such designation and notice, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be entitled to treat the last party as to which it has received written notice as having been designated as the Non-Lead Securitization Noteholder Representative with respect to such Non-Controlling Note for all purposes of this Agreement.

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Prior to Securitization of any Non-Lead Securitization Note by the related Non-Lead Securitization Noteholder (including any New Notes), all notices, reports, information or other deliverables required to be delivered to such Non-Lead Securitization Noteholder pursuant to this Agreement or the Servicing Agreement by the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) only need to be delivered to each Non-Lead Securitization Noteholder Representative and, when so delivered to each Non-Lead Securitization Noteholder Representative, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Servicing Agreement. Following Securitization of any Non-Lead Securitization Notes by the related Non-Lead Securitization Noteholder, all notices, reports, information or other deliverables required to be delivered to such Non-Lead Securitization Noteholder pursuant to this Agreement or the Servicing Agreement by the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Non-Lead Securitization Servicing Agreement) and, when so delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Servicing Agreement.

“Non-Lead Securitization Noteholder Representative” shall have the meaning assigned to such term in the definition of “Non-Lead Securitization Noteholder”.

“Non-Lead Securitization Servicing Agreement” shall mean the servicing agreement for a Non-Lead Securitization.

“Non-Lead Securitization Subordinate Class Representative” shall mean the holders of the majority of the class of securities issued in a Non-Lead Securitization designated as the “controlling class” pursuant to the related Non-Lead Securitization Servicing Agreement or their duly appointed representative; provided that if 50% or more of the class of securities issued in any Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” or a “Non-Controlling Noteholder” is held by a Borrower Restricted Party, no Person shall be entitled to exercise the rights of the related Non-Lead Securitization Subordinate Class Representative.

“Non-Lead Securitization Trust” shall mean each Securitization Trust into which any Non-Lead Securitization Note is deposited.

“Non-Lead Servicer” shall mean, in respect of any Non-Lead Securitization Note, the related Non-Lead Master Servicer or related Non-Lead Special Servicer, as applicable.

“Non-Lead Special Servicer” shall mean the “special servicer” under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Trustee” shall mean the applicable “trustee” under a Non-Lead Securitization Servicing Agreement.

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“Nonrecoverable Advance” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Note” shall mean any of the A Notes, the Note B-A and the Note B-B.

“Note A Holder(s)” shall mean the Noteholder(s) of A Notes.

“Note A-1” shall mean that certain promissory note A-1, dated August 3, 2022, as the same may be amended, modified, supplemented, extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note A-2” shall mean that certain promissory note A-2, dated August 3, 2022, as the same may be amended, modified, supplemented, extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note A-3” shall mean that certain promissory note A-3, dated August 3, 2022, as the same may be amended, modified, supplemented, extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note A-4” shall mean that certain promissory note A-4, dated August 3, 2022, as the same may be amended, modified, supplemented, extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note A-5” shall mean that certain promissory note A-5, dated August 3, 2022, as the same may be amended, modified, supplemented, extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note A-6” shall mean that certain promissory note A-6, dated August 3, 2022, as the same may be amended, modified, supplemented, extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note A-7” shall mean that certain promissory note A-7, dated August 3, 2022, as the same may be amended, modified, supplemented, extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note A-8” shall mean that certain promissory note A-8, dated August 3, 2022, as the same may be amended, modified, supplemented, extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note A-9” shall mean that certain promissory note A-9, dated August 3, 2022, as the same may be amended, modified, supplemented, extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note A-10” shall mean that certain promissory note A-10, dated August 3, 2022, as the same may be amended, modified, supplemented, extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

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“Note A-11” shall mean that certain promissory note A-11, dated August 3, 2022, as the same may be amended, modified, supplemented, extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note A-12” shall mean that certain promissory note A-12, dated August 3, 2022, as the same may be amended, modified, supplemented, extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B-A” shall mean that certain promissory note B-A, dated August 3, 2022, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B-A Consultation Termination Event” will occur if:

(A) (a) the initial Principal Balance the Note B-A minus the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, Note B-A after the date of creation of Note B-A and (y) any losses realized with respect to the Mortgaged Property or the Mortgage Loan that are allocated to Note B-A, is less than (b) 25% of the remainder of the initial Note B-A Principal Balance; or

(B) a majority of the Principal Balance of the Note B-A is held by a Borrower Restricted Party or a Borrower Restricted Party would otherwise be entitled to exercise the consultation rights of the Note B-A Holder.

“Note B-A Control Appraisal Period” shall mean any period with respect to the Mortgage Loan, if and for so long as:

(a)                        (1) the initial Note B-A Principal Balance together with any Threshold Event Collateral (to the extent such amount is not already taken into account in the definition of “Appraisal Reduction Amount”) minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, Note B-A after the date of creation of Note B-A, (y) any Cumulative Appraisal Reduction Amount for the Mortgage Loan that is allocated to Note B-A and (z) any losses realized with respect to the Mortgaged Property or the Mortgage Loan that are allocated to Note B-A, is less than

(b)                        25% of the remainder of (i) the initial Note B-A Principal Balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Note B-A Holder on Note B-A after the date of creation of Note B-A;

provided that if the Note B-A Control Appraisal Period occurs as a result of the Note B-A becoming an Appraised-Out Note, the Note B-A Control Appraisal Period will not be deemed to have occurred until the Control Retention Period with respect to the Note B-A has ended and the Note B-A shall continue to be the Controlling Note until such Control Retention Period has ended, and after the expiration of such Control Retention Period, the Note B-A Control Appraisal Period will be deemed to have occurred and the Note B-A shall no longer be the Controlling Note; and

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provided further that if a majority of the Principal Balance of the Note B-A is held by a Borrower Restricted Party or a Borrower Restricted Party would otherwise be entitled to exercise the rights of the Controlling Noteholder or the Controlling Noteholder Representative, a Note B-A Control Appraisal Period shall be deemed to have automatically occurred.

“Note B-A Holder” shall mean the Noteholder(s) of Note B-A.

“Note B-A Principal Balance” shall mean, at any time of determination, the initial Note B-A Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon or reductions in such amount pursuant to Sections 3 or 4, as applicable.

“Note B-B” shall mean that certain promissory note B-B, dated August 3, 2022, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B-B Consultation Termination Event” will occur if:

(A) (a) the initial Principal Balance the Note B-B minus the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, Note B-B after the date of creation of Note B-B and (y) any losses realized with respect to the Mortgaged Property or the Mortgage Loan that are allocated to Note B-B, is less than (b) 25% of the remainder of the initial Note B-B Principal Balance; or

(B) a majority of the Principal Balance of the Note B-B is held by a Borrower Restricted Party or a Borrower Restricted Party would otherwise be entitled to exercise the consultation rights of the Note B-B Holder.

“Note B-B Control Appraisal Period” shall mean any period with respect to the Mortgage Loan, if and for so long as:

(a)                        (1) the initial Note B-B Principal Balance together with any Threshold Event Collateral (to the extent such amount is not already taken into account in the definition of “Appraisal Reduction Amount”) minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, Note B-B after the date of creation of Note B-B, (y) any Cumulative Appraisal Reduction Amount for the Mortgage Loan that is allocated to Note B-B and (z) any losses realized with respect to the Mortgaged Property or the Mortgage Loan that are allocated to Note B-B, is less than

(b)                        25% of the remainder of the (i) initial Note B-B Principal Balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Note B-B Holder on Note B-B after the date of creation of Note B-B, provided that if the Note B-B Control Appraisal Period occurs as a result of the Note B-B becoming an Appraised-Out Note, the Note B-B Control Appraisal Period shall not be deemed to have occurred until the Control Retention Period with respect to Note B-B has ended and the Note B-B shall continue to be the Controlling Note until the Control Retention Period with respect to Note B-B has ended, and after the expiration of the Control Retention Period with respect

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to Note B-B, the Note B-B Control Appraisal Period shall be deemed to have occurred and the Note B-B shall no longer be the Controlling Note; and

provided further that if a majority of the Principal Balance of the Note B-B is held by a Borrower Restricted Party or a Borrower Restricted Party would otherwise be entitled to exercise the rights of the Controlling Noteholder or the Controlling Noteholder Representative, a Note B-B Control Appraisal Period shall be deemed to have automatically occurred.

“Note B-B Holder” means the Noteholder(s) of Note B-B.

“Note B-B Principal Balance” shall mean, at any time of determination, the initial Note B-B Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon or reductions in such amount pursuant to Sections 3 or 4, as applicable.

“Note Pledgee” shall have the meaning assigned to such term in Section 20(e).

“Note Register” shall have the meaning assigned to such term in Section 22.

“Noteholder” and “Note Holder” shall each mean, with respect to any Note, the Initial Noteholder thereof, or any subsequent holder of such Note, together with its successors and assigns.

“Operating Advisor” shall mean the operating advisor, if any, appointed pursuant to the Lead Securitization Servicing Agreement.

“Original Lenders” shall have the meaning assigned to such term in the recitals.

“Percentage Interest” shall mean (i) with respect to any A Note, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of such A Note and the denominator of which is the sum of the Principal Balances of all A Notes, (ii) in the event that there is more than one Note B-A outstanding at any time, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of such Note B-A and the denominator of which is the sum of the Principal Balances of all Note B-As, and (iii) in the event that there is more than one Note B-B outstanding at any time, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of such Note B-B and the denominator of which is the sum of the Principal Balances of all Note B-Bs.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on EXHIBIT C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund or funds with committed capital of at least $500,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall have the meaning assigned to such term in the Servicing Agreement.

“Pledge” shall have the meaning assigned to such term in Section 20(e).

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“Principal Balance” shall mean, with respect to any Note as of any date of determination, the principal balance as of the date of this Agreement set forth on the Mortgage Loan Schedule, less any payments of principal thereon or reductions in such amount pursuant to Section 3 or Section 4, as applicable.

“Pro Rata and Pari Passu Basis” shall mean (i) with respect to the A Notes and the Note A Holders, the allocation of any particular payment, collection, cost, expense, liability or other amount among the A Notes or the Note A Holders, as the case may be, in accordance with a specified basis and without any priority of any A Note or any Note A Holder over another A Note or Note A Holder, as the case may be, and in any event such that each A Note or Note A Holder, as the case may be, is allocated its respective pro rata portion (in accordance with the applicable specified basis) of such particular payment, collection, cost, expense, liability or other amount; (ii) in the event that there is more than one Note B-A and Note B-A Holders, the allocation of any particular payment, collection, cost, expense, liability or other amount among the Note B-As or the Note B-A Holders, as the case may be, in accordance with a specified basis and without any priority of any Note B-A or any Note B-A Holder over another Note B-A or Note B-A Holder, as the case may be, and in any event such that each Note B-A or Note B-A Holder, as the case may be, is allocated its respective pro rata portion (in accordance with the applicable specified basis) of such particular payment, collection, cost, expense, liability or other amount; and (iii) in the event that there is more than one Note B-B and Note B-B Holders, the allocation of any particular payment, collection, cost, expense, liability or other amount among the Note B-Bs or the Note B-B Holders, as the case may be, in accordance with a specified basis and without any priority of any Note B-B or any Note B-B Holder over another Note B-B or Note B-B Holder, as the case may be, and in any event such that each Note B-B or Note B-B Holder, as the case may be, is allocated its respective pro rata portion (in accordance with the applicable specified basis) of such particular payment, collection, cost, expense, liability or other amount.

“Property” or “Properties” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Property Protection Advances” shall mean the “Servicing Advances” as defined in the Servicing Agreement or such other analogous term used in the Servicing Agreement, but only as such term relates to the Mortgage Loan or the Property.

“Qualified Institutional Lender” shall mean each of the Initial Noteholders (and any Affiliates and subsidiaries of such entity) and any other Person that is:

(a)   an entity Controlled (as defined below) by, under common Control with or Controlling any Initial Noteholder, or

(b)   one or more of the following:

(i)                      a real estate investment bank, an insurance company, reinsurance trust, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

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(ii)                   an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)                a Qualified Trustee (or in the case of a CDO, a single purpose bankruptcy remote entity which contemporaneously assigns or pledges its Note, or a participation interest therein (or any portion thereof) to a Qualified Trustee) in connection with (a) a securitization of, (b) the creation of collateralized debt obligations (“CDO”) secured by, or (c) a financing through an “owner trust” of, a Note (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies which assigned a rating to any classes of securities issued in connection with the closing of such securitization; (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iii), (iv)or (v) of this definition, or

(iv)               an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $500,000,000, in which (A) the applicable Noteholder, (B) a Person that is otherwise a Qualified Institutional Lender under clauses (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

(v)                  an entity substantially similar to any of the foregoing, and

(vi)               in the case of any entity referred to in clause (b)(i), (b)(ii), (b)(iii)(a), (b)(iv)(B) or (b)(v) of this definition, (x) such entity has at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm, asset manager or similar fiduciary) and at least $500,000,000 in total

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assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning junior CMBS securities or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv)(B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity, or

(vii)            a Person that is otherwise a Qualified Institutional Lender but is acting in an agency capacity for a syndicate of lenders where at least 51% of the lenders in such syndicate are otherwise Qualified Institutional Lenders under clause (b)(i), (ii), (iv), (v) or (vi) above, or

(c)   any entity Controlled (as defined below) by any of the entities described in clause (b) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer.

For purposes of this definition only, “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” have the meaning correlative thereto).

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean any of (a) S&P, (b) Moody’s, (c) Fitch, (d) DBRS Morningstar and (e) KBRA or, (f) if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by the Depositor or a Non-Lead Depositor to rate the securities issued in connection with the Securitization of any A Note; provided, however, that, at any time during which any Note is an asset of one or more Securitizations, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged by the Depositor or such Non-Lead Depositor, as applicable, from time to time to rate the securities issued in connection with the Securitization of such Note.

“Rating Agency Confirmation” shall mean, after a Securitization, the meaning given thereto or any analogous term in the Servicing Agreement including any deemed Rating Agency Confirmation.

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“Realized Losses” shall mean any reduction in the outstanding principal balance of the Mortgage Loan in the aggregate that does not result in an accompanying payment of principal to any of the Noteholders, which may result from, but is not limited to, one of the following circumstances: (i) the cancellation or forgiveness of any portion of the principal balance of the Mortgage Loan in connection with a bankruptcy or similar proceeding or a modification or amendment of the Mortgage Loan granted by the Servicer pursuant to the terms of the Servicing Agreement, or (ii) a reduction in the Interest Rate applicable to any Note in connection with a bankruptcy or similar proceeding involving the Borrower or a modification or amendment of the Mortgage Loan agreed to by the Servicer in accordance with the terms of the Servicing Agreement, that as a result of the application of Section 3, results in the application of principal to pay interest to one or more Noteholders (each such Realized Loss described in this clause (ii) shall be deemed to have been incurred on the Monthly Payment Date for each affected monthly payment).

“Recovered Costs” shall mean any amounts referred to in clauses (i)(d) and/or (i)(e) of the definition of “Defaulted Mortgage Loan Purchase Price” that, at the time of determination, had been previously paid or reimbursed to any Servicer from sources other than collections on or in respect of the Mortgage Loan or the Mortgaged Property (including, without limitation, from collections on or in respect of loans, if any, other than the Mortgage Loan).

“Redirection Notice” shall have the meaning assigned to such term in Section 20(e).

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein.

“REMIC” shall mean a real estate mortgage investment conduit within the meaning of Section 860D(a) of the Code.

“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REO Account” shall have the meaning ascribed to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“REO Mortgage Loan” shall mean a “REO Loan” as defined in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, such special servicer is acting as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current

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rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans, (iv) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination, and (v) in the case of DBRS Morningstar, either a commercial mortgage servicer or special servicer (a) that has a current ranking from DBRS Morningstar of at least MOR CS3, or (b) if not rated by DBRS Morningstar, that is currently acting as servicer or special servicer, as applicable, for a commercial mortgage-backed securities transaction rated by DBRS Morningstar and as to which DBRS Morningstar has not cited servicing concerns with respect to such servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal, which placement on “watch status” has not been withdrawn within 60 days without any ratings downgrade or withdrawal) of securities in such commercial mortgage-backed securities transaction serviced by the applicable servicer prior to the time of determination.

“Reverse Sequential Order” shall mean: (a) first, to the reduction of the Principal Balance of the Note B-B, until the Principal Balance of the Note B-B is reduced to zero; (b) second, to the reduction of the Principal Balance of the Note B-A, until the Principal Balance of the Note B-A is reduced to zero; and (c) third, to the reduction of the Principal Balances of the A Notes, on a Pro Rata and Pari Passu Basis based on the respective Principal Balances of such A Notes, until the Principal Balance of each A Note is reduced to zero.

“Risk Retention Requirements” shall mean the credit risk retention requirements of Section 15G of the Exchange Act (15 U.S.C. §78o-11), as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Risk Retention Rules” shall mean the joint final rule that was promulgated to implement the Risk Retention Requirements (which such joint final rule has been codified, inter alia, at 12 C.F.R. Part 43), as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Commission and the Department of Housing and Urban Development in the adopting release (79 Fed. Reg. 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time as of the applicable compliance date specified therein.

“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and its successors in interest.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization” shall mean one or more sales by the holder of any Note of all or a portion of such Note to a depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

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“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which any Note is held.

“Senior Notes” shall mean the A Notes, individually or collectively, as the context may require.

“Senior Noteholder(s)” shall mean the Note A Holders, individually or collectively, as the context may require.

“Sequential Order” shall mean (a) first, to the reduction of the Principal Balances of the A Notes, on a Pro Rata and Pari Passu Basis based on the respective Principal Balances of such Notes, until the Principal Balance of each A Note is reduced to zero; (b) second, to the reduction of the Principal Balances of the Note B-A until the Principal Balance of the Note B-A is reduced to zero; and (c) third, to the reduction of the Principal Balances of the Note B-B until the Principal Balance of the Note B-B is reduced to zero

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicing Agreement” shall mean (i) at any time prior to the Lead Securitization Date, the Interim Servicing Agreement and (ii) on or after the Lead Securitization Date, the Lead Securitization Servicing Agreement, in each case, together with any amendment, restatement, supplement, replacement or modification thereto entered into in accordance with the terms hereof or thereof, or any Substitute Servicing Agreement.

“Servicing Fee Rate” shall be the per annum rate at which primary servicing fees are payable in respect of the Mortgage Loan as set forth in the Servicing Agreement. The Servicing Fee Rate shall not reflect any master servicing fees payable by any Noteholder.

“Servicing Transfer Event” shall have the meaning assigned to such term (or any term similar thereto including “Specially Serviced Loan”) in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Subordinate Note Consultation Termination Event" means the Note B-A Consultation Termination Event or the Note B-B Consultation Termination Event.

“SMC A Notes” shall mean Note A-9 and Note A-10.

“Special Servicer” shall mean the special servicer appointed pursuant to the Servicing Agreement and this Agreement.

“Special Servicing Fees” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Specially Serviced Mortgage Loan” shall have the meaning assigned to “Specially Serviced Loan” in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

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“Subordinate Notes” shall mean the Note B-A and the Note B-B, individually or collectively, as the context may require.

“Subordinate Noteholder(s)” shall mean the Note B-A Holder and Note B-B Holder, individually or collectively, as the context may require.

“Substitute Servicing Agreement” means a servicing agreement that contains servicing provisions which are the same as or more favorable to the Non-Lead Noteholders, in substance, to those in the Servicing Agreement (including, without limitation, all applicable provisions relating to delivery of information and reports necessary for any Non-Lead Securitization to comply with any applicable reporting requirements under the Exchange Act) and all references herein to the “Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that if a Non-Lead Securitization Note is in a Securitization, then a Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such subsequent servicing agreement; provided it is acknowledged that such agreement is subject in all respects to (i) changes required by law or changes in any law, rule or regulation or interpretation thereof, and (ii) changes requested by the parties thereto that are generally consistent with the then current market term.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Threshold Event Collateral” shall mean either (a) cash collateral held by and acceptable to, the Servicer or (b) an unconditional and irrevocable standby letter of credit with the Servicer on behalf of the Noteholders as the beneficiary, issued by a bank or other financial institutions (the “Threshold Collateral Issuer”) the long term unsecured debt obligations of which are rated at least “A” by S&P, “A” by DBRS Morningstar, “A” by Fitch and “A2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “R-1(middle)” by DBRS Morningstar, “F-1” by Fitch and “P-1” by Moody’s, in either case in an amount which when added to the appraised value of the Property as determined pursuant to the Servicing Agreement, would cause the applicable Control Appraisal Period not to occur.

“Transfer” shall mean any sale, assignment, transfer, pledge, syndication, participation, hypothecation, contribution, encumbrance or other disposition (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repurchase financing or a Pledge in accordance with Section 20(e)).

“Trust Fund Expense” shall mean an “expense of the trust”, “additional trust fund expense”, “trust fund expense” or words of similar import used in the Servicing Agreement.

“Trustee” shall mean the trustee appointed pursuant to the Lead Securitization Servicing Agreement.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an

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estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 that is eligible to elect to be treated as a U.S. Person).

“Workout” shall mean any written modification, waiver, amendment, restructuring or workout of the Mortgage Loan or the Note entered into with the Borrower in accordance with the Servicing Agreement (including, without limitation, the Accepted Servicing Practices set forth therein) and this Agreement.

“Workout Fees” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Yield Maintenance Premium” shall have the meaning assigned to such term in the Mortgage Loan Documents.

Section 2.                      Servicing.

(a)                        Each Noteholder acknowledges and agrees that, subject to this Agreement, the Mortgage Loan shall be serviced pursuant to this Agreement and the Servicing Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of the Notes other than for any Note in the Lead Securitization (and a Non-Lead Master Servicer may be required to advance monthly payments of principal and interest on a Non-Lead Securitization Note included in a Non-Lead Securitization pursuant to the terms of the Non-Lead Securitization Servicing Agreement) if such principal or interest is not paid by the Borrower but shall be obligated to advance delinquent real estate taxes, insurance premiums and other expenses related to the maintenance of the Property and maintenance and enforcement of the lien of the Mortgage thereon, subject to the terms of the Servicing Agreement (including a determination of recoverability thereunder). Each Noteholder acknowledges that each Initial Noteholder (if it is not already the trustee for a Securitization Trust) may elect, in its sole discretion, to include the related Note in a Securitization and agrees that it will reasonably cooperate with such other Noteholder, at such other Noteholder’s expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, each Noteholder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, the Certificate Administrator, any Operating Advisor, any Asset Representations Reviewer and the Trustee under the Servicing Agreement by the Depositor, and the appointment of the Special Servicer as the initial Special Servicer under the Servicing Agreement by the Depositor (subject to replacement by the Controlling Noteholder as provided herein) and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with this Agreement and the Servicing Agreement. Each Noteholder hereby appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Noteholder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Servicing Agreement (subject at all times to the rights of the Noteholders set forth herein and in the Servicing Agreement). In no event shall the Servicing Agreement require any Servicer to enforce the rights of any Noteholder against any other Noteholder or limit any Servicer in enforcing the rights of one Noteholder against any other

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Noteholder; however, this statement shall not be construed to otherwise limit the rights of one Noteholder with respect to any other Noteholder. Each Servicer shall be required pursuant to the Servicing Agreement to service the Mortgage Loan in accordance with the Accepted Servicing Practices, this Agreement, the terms of the Mortgage Loan Documents, the Servicing Agreement, any intercreditor agreement and applicable law, and shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

(b)                       No holder of any interest in any Note shall be entitled to exercise any rights of the “directing holder”, “consenting or consulting party”, “controlling or consulting class,” “controlling class representative” or any analogous class or holder(s) of certificates under the Servicing Agreement except that in the case of the Controlling Noteholder, such holder is given such rights expressly under the terms of this Agreement or the Servicing Agreement in its capacity as the Controlling Noteholder (or the Controlling Noteholder Representative).

(c)                        The Master Servicer shall be the lead master servicer on the Mortgage Loan, and from time to time it (or the Trustee, to the extent provided in the Lead Securitization Servicing Agreement) (i) shall be required to make Property Protection Advances with respect to the Mortgage Loan, subject to the terms of the Lead Securitization Servicing Agreement and this Agreement, and (ii) may be required to make principal and interest Advances on any Note in the Lead Securitization, if and to the extent provided in the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer or Trustee shall be required to provide written notice to each Non-Lead Master Servicer and each Non-Lead Trustee of any principal and interest Advance it has made with respect to the Lead Securitization Note within two (2) Business Days of making such Advance. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for a Property Protection Advance, first from funds on deposit in each of the Collection Account and the Companion Distribution Account that (in any case) represent amounts received on or in respect of the Mortgage Loan in the manner provided in the Lead Securitization Servicing Agreement, and then, if such Property Protection Advance is a Nonrecoverable Advance, and if such funds on deposit in the Collection Account and Companion Distribution Account are insufficient, from general collections of the Lead Securitization as provided in the Lead Securitization Servicing Agreement and from general collections of each Non-Lead Securitization as provided below. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for Advance Interest Amounts on a Property Protection Advance, in the manner and from the sources provided in the Lead Securitization Servicing Agreement, including from general collections of the Lead Securitization and, in the case of Property Protection Advances that are Nonrecoverable Advances, from general collections of each Non-Lead Securitization as provided below. Notwithstanding the foregoing, to the extent the Master Servicer, the Special Servicer or the Trustee, as applicable, obtains funds from general collections of the Lead Securitization unrelated to the Mortgage Loan or the Property as a reimbursement for a Property Protection Advance that is a Nonrecoverable Advance or any Advance Interest Amounts on such a Nonrecoverable Advance, the Non-Lead Securitization Noteholder (including from general collections or any other amounts from the Non-Lead Securitization Trust) shall be required to, promptly following notice from the Master Servicer, reimburse the Lead Securitization for its pro rata share of such Nonrecoverable Advance or Advance Interest Amounts. If the Master Servicer determines that a proposed principal and interest Advance with respect to the Lead Securitization Note or Property Protection Advance with respect to the Mortgage Loan, if made, or any outstanding principal and interest Advance or

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Property Protection Advance previously made, would be, or is, as applicable, a Nonrecoverable Advance (as defined in the Lead Securitization Servicing Agreement), the Master Servicer shall provide the Non-Lead Master Servicer written notice of such determination promptly after such determination was made together with such reports that the Master Servicer delivered to the Special Servicer or Trustee in connection with notification of its determination of nonrecoverability.

In addition, a Non-Lead Securitization Noteholder whose Non-Lead Securitization Note has been included in a Non-Lead Securitization Trust shall be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Lead Securitization for the Non-Lead Securitization Noteholder’s pro rata share of any Trust Fund Expenses with respect to the Mortgage Loan or the Property, any other fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan and allocable to the Non-Lead Securitization Noteholders pursuant to this Agreement and as to which the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Depositor, as applicable, is entitled to be reimbursed pursuant to the Lead Securitization Servicing Agreement, and any fees, costs or expenses related to obtaining a Rating Agency Confirmation and allocated to the Non-Lead Securitization Noteholders, in each case to the extent amounts on deposit in the Companion Distribution Account that are allocated to the Non-Lead Securitization Note are insufficient for reimbursement of such amounts (which such reimbursement shall be made from general collections or any other amounts from such Non-Lead Securitization Trust). If a Non-Lead Securitization Note has been included in a Non-Lead Securitization, the related Non-Lead Securitization Noteholder agrees to indemnify (as and to the same extent the Lead Securitization Trust is required to indemnify each of the Indemnified Parties) against any Indemnified Items to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Companion Distribution Account that are allocated to the Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the Non-Lead Securitization Noteholder shall be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse each of the applicable Indemnified Parties for its pro rata share of the insufficiency from general collections or any other amounts from such Non-Lead Securitization Trust.

The Non-Lead Master Servicer may be required to make principal and interest Advances on a Non-Lead Securitization Note included in a Non-Lead Securitization, from time to time, subject to the terms of the related Non-Lead Securitization Servicing Agreement, the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a principal and interest Advance to be made on the Lead Securitization Note based on the information that they have on hand and in accordance with the Lead Securitization Servicing Agreement. The Non-Lead Master Servicer and the Non-Lead Special Servicer and the Non-Lead Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a principal and interest Advance to be made on a Non-Lead Securitization Note based on the information that they have on hand and in accordance with the Non-Lead Securitization Servicing Agreement. The Master Servicer and the Trustee, as applicable, and the Non-Lead Master Servicer or the Non-Lead Trustee shall be required to notify each other servicer and trustee with respect to a Securitization of the amount of its principal and interest Advance within two (2) Business Days of making such Advance. If the Master Servicer,

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the Special Servicer or the Trustee, as applicable (with respect to a Note in the Lead Securitization) or the Non-Lead Master Servicer, the Non-Lead Special Servicer or the Non-Lead Trustee, as applicable (with respect to a Non-Lead Securitization Note), determines that a proposed principal and interest Advance, if made, would be non-recoverable or an outstanding principal and interest Advance is or would be non-recoverable, or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed Property Protection Advance would be non-recoverable or an outstanding Property Protection Advance is or would be non-recoverable, then the Master Servicer or the Trustee (as provided in the Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Master Servicer, the Special Servicer or the Trustee) or the Non-Lead Master Servicer or the Non-Lead Trustee (as provided in the Non-Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Non-Lead Master Servicer, the Non-Lead Special Servicer or the Non-Lead Trustee) shall notify the Master Servicer and the Trustee, or the Non-Lead Master Servicer and the Non-Lead Trustee, as the case may be, within two (2) Business Days of making such determination. Each of the Master Servicer, the Trustee, the Non-Lead Master Servicer and the Non-Lead Trustee, as applicable, will only be entitled to reimbursement for a principal and interest Advance first, from the Collection Account or the Companion Distribution Account from amounts allocable to the Note for which such principal and interest Advance was made, and then, if funds are insufficient, (i) in the case of a Note in the Lead Securitization, from general collections of the Lead Securitization Trust, as and to the extent provided in the Lead Securitization Servicing Agreement and (ii) in the case of a Non-Lead Securitization Note, from general collections of the Non-Lead Securitization Trust, as and to the extent provided in the Non-Lead Securitization Servicing Agreement.

(d)                       At any time prior to the Lead Securitization Date, the Noteholder of the Lead Securitization Note shall cause the Mortgage Loan to be serviced in accordance with this Agreement and the Interim Servicing Agreement. Notwithstanding anything herein to the contrary, at all times while the Mortgage Loan is required to be serviced pursuant to the Interim Servicing Agreement and Midland Loan Services is the Servicer thereunder, the Servicer (x) shall only be obligated to seek and/or take direction from Bank of Montreal (and only for so long as Bank of Montreal is the holder of the BMO A Notes and is acting as Initial Agent, and if Bank of Montreal ceases to be the holder of the BMO A Notes or the Initial Agent, the Mortgage Loan shall cease to be serviced pursuant to the Interim Servicing Agreement) and (y) shall not have any duty or obligation to seek and/or take direction from any other person (other than the Initial Agent), including, without limitation, the Controlling Noteholder, the Controlling Noteholder Representative or any other Noteholder. With respect to any action that requires or contemplates the Controlling Noteholder’s, Controlling Noteholder Representative’s or any other Noteholder’s approval, consent, direction, consultation or involvement hereunder while the Mortgage Loan is required to be serviced pursuant to the Interim Servicing Agreement and Midland Loan Services is the Servicer thereunder, the Servicer shall only be required to directly engage and communicate with the Initial Agent and the Servicer shall have no duty, obligation or liability with respect to the requirement to consult with, or seek the consent, approval or direction of, the Controlling Holder, Controlling Noteholder Representative or other Noteholder. In connection with such approval, consent, direction, consultation or involvement that requires the Controlling Noteholder, the Controlling Noteholder Representative or any other Noteholder, the Initial Agent shall consult with or follow a direction from, as applicable, such Controlling Noteholder, Controlling

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Noteholder Representative or other Noteholder and transmit such direction or the result of such consultation to the Servicer.

At any time after the Lead Securitization Date that the Lead Securitization Note is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the Lead Securitization Noteholder shall cause the Mortgage Loan to be serviced in accordance with the servicing provisions set forth in the Lead Securitization Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan or a Substitute Servicing Agreement; provided, however, that the Master Servicer under the Servicing Agreement shall have no further obligations to advance monthly payments of principal or interest; provided, further, however, that until a replacement servicing agreement is in place, the actual servicing of the Mortgage Loan may be performed by any nationally recognized commercial mortgage loan servicer appointed by Lead Securitization Noteholder and the special servicer appointed by the Controlling Noteholder and does not have to be performed by the service providers set forth under the Servicing Agreement; provided, further, however, that until a replacement servicing agreement has been entered into, if a Non-Lead Securitization Note becomes the subject of an Asset Review pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with the Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing the Non-Lead Asset Representations Reviewer with any documents reasonably requested by the Non-Lead Asset Representations Reviewer, but only to the extent (x) such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be, and (y) the Non-Lead Asset Representations Reviewer has not been able to obtain such documents from the related mortgage loan seller.

(e)                        Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Master Servicer pursuant to the terms hereof shall be performed by the Master Servicer or the Special Servicer, as applicable, as set forth in the Servicing Agreement.

(f)                          The Lead Securitization Noteholder agrees that it shall cause the Lead Securitization Servicing Agreement to provide as follows (and to the extent such following provisions are not included in the Lead Securitization Servicing Agreement, they shall be deemed incorporated therein and made a part thereof):

(i)                      the Master Servicer or Trustee shall be required to provide written notice to each Non-Lead Master Servicer and each Non-Lead Trustee of any advance of a monthly payment of principal and/or interest it has made with respect to the Lead Securitization Note within two (2) Business Days of making such advance;

(ii)                   if the Master Servicer determines that a proposed advance of a monthly payment of principal and/or interest with respect to the Lead Securitization Note or Property Protection Advance with respect to the Mortgage Loan, if made, or any outstanding advance of a monthly payment of principal and/or interest or Property Protection Advance previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer shall provide each Non-Lead Master Servicer written notice of such determination promptly after such determination was made together with such

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reports that the Master Servicer delivered to the Special Servicer or Trustee in connection with notification of its determination of nonrecoverability;

(iii)                the Master Servicer shall remit all payments received with respect to any Non-Lead Securitization Note, net of the servicing fees payable to the Master Servicer and Special Servicer with respect to such Non-Lead Securitization Note, and any other applicable fees and reimbursements payable to the Master Servicer, the Special Servicer and the Trustee, to the related Non-Lead Securitization Noteholder by the earlier of (x) the Remittance Date (as defined in the Lead Securitization Servicing Agreement) and (y) the Business Day following the “determination date” (or any term substantially similar thereto) as defined in the related Non-Lead Securitization Servicing Agreement (such determination date, the “Non-Lead Securitization Determination Date”), in each case, as long as the date on which remittance is required under this clause (iii) is at least one (1) Business Day after the scheduled monthly payment date under the Mortgage Loan Agreement;

(iv)               in connection with the expedited remittances contemplated by the preceding clause (iii) and the expedited reporting contemplated by the following clause (v), (A) the Special Servicer shall (x) expedite its delivery of reports to the Master Servicer with respect to the Mortgage Loan or the Property (including the delivery of information contemplated by CREFC® reports that the Special Servicer is required to deliver to the Master Servicer) so that the reports (including CREFC® reports) provided by the Master Servicer to the Non-Lead Securitization Noteholder may include all information contemplated to be included therein for the applicable reporting period, and (y) expedite withdrawals from accounts maintained by it and remittances to the Master Servicer in respect of the Mortgage Loan or the Property so that the Master Servicer’s remittances to the Non-Lead Securitization Noteholder contemplated by the preceding clause (iii) may include all amounts for the applicable collection period; and (B) each party responsible under the Lead Securitization Servicing Agreement for delivering any Additional Form 10-D Disclosure (or analogous information) to a Non-Lead Trustee or Non-Lead Depositor in respect of a Non-Lead Securitization Note shall deliver such Additional Form 10-D Disclosure (or analogous information) no later than the 5th calendar day following the distribution date for the related Non-Lead Securitization;

(v)                  with respect to any Non-Lead Securitization Note that is held by a Securitization, the Master Servicer agrees to deliver or cause to be delivered or to make available to the related Non-Lead Master Servicer all reports required to be delivered by the Master Servicer to the Certificate Administrator and the Trustee under the Lead Securitization Servicing Agreement (which shall include all loan-level reports constituting the CREFC® Investor Reporting Package (IRP)) pursuant to the terms of the Lead Securitization Servicing Agreement, to the extent related to the Mortgage Loan, the Property, such Non-Lead Securitization Note, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, by the earlier of (x) the Remittance Date and (y) the Business Day following the related Non-Lead Securitization Determination Date, in each case, as long as the date on which delivery is required under this clause (v) is at least one (1) Business Day after the scheduled monthly payment date under the Mortgage Loan Agreement;

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(vi)               the Master Servicer and the Special Servicer, as applicable, shall provide (in electronic media) to each Non-Lead Securitization Noteholder all documents, certificates, instruments, notices, reports, operating statements, rent rolls and other information regarding the Mortgage Loan provided by it to the Controlling Noteholder or Controlling Noteholder Representative or the Operating Advisor in connection with any request for consent made to, or consultation with, such party at the time provided to such other party;

(vii)            the servicing duties of each of the Master Servicer and Special Servicer under the Lead Securitization Servicing Agreement shall include the duty to service the Mortgage Loan and all of the Notes on behalf of the Noteholders (including the respective trustees and certificateholders) in accordance with the terms and provisions of this Agreement, the Lead Securitization Servicing Agreement and the Accepted Servicing Practices;

(viii)         each Non-Lead Securitization Noteholder shall be entitled to the same indemnity as the Lead Securitization Noteholder under the Lead Securitization Servicing Agreement; each of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Custodian shall be required to (and shall require any Servicing Function Participant or Additional Servicer engaged by it to) indemnify each Certifying Person and the depositor of any public Other Securitization Trust, and their respective directors and officers and controlling persons, to the same extent that they indemnify the Depositor (as depositor in respect of the Lead Securitization) and each Certifying Person for (A) its failure to deliver the items in clause (ix) below in a timely manner, (B) its failure to perform its obligations to such depositor or the related Non-Lead Trustee under Article 13 (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement by the time required after giving effect to any applicable grace period or cure period, (C) the failure of any Servicing Function Participant or Additional Servicer retained by it (other than a Loan Seller Sub-Servicer) to perform its obligations to such depositor or trustee under such Article 13 (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement by the time required and/or (D) any Deficient Exchange Act Deliverable regarding, and delivered by or on behalf of, such party;

(ix)                 with respect to any Non-Lead Securitization that is subject to reporting requirements under the Securities Act, the Exchange Act (including Rule 15Ga-1), and Regulation AB, (a) the Master Servicer, any primary servicer, the Special Servicer, the Trustee, the Certificate Administrator or other party acting as custodian for the Lead Securitization shall be required to deliver (and shall be required to cause each other servicer and servicing function participant (within the meaning of Items 1123 and 1122, respectively, of Regulation AB) retained or engaged by it to deliver (provided that such party shall only be required to use commercially reasonable efforts to cause a Loan Seller Sub-Servicer to deliver)), in a timely manner (i) the reports, certifications, compliance statements, accountants’ assessments and attestations, and information to be included in reports (including, without limitation, Form ABS-15G, Form 10-K, Form 10-D and Form 8-K), and (ii) upon request, any other materials specified in the related Non-Lead Securitization Servicing Agreement, in the case of clauses (i) and (ii), as the related Non-

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Lead Depositor or the related Non-Lead Trustee reasonably believes, in good faith, are required in order for the related Non-Lead Depositor or the related Non-Lead Trustee to comply with (1) its obligations under the Securities Act, the Exchange Act (including Rule 15Ga-1), Regulation AB and Form SF-3 and (2) any applicable comment letter from the Commission or its obligations with respect to any Deficient Exchange Act Deliverable, (b) without limiting the generality of the foregoing (x) the Depositor or the related Holder shall provide or cause to be provided to the related Non-Lead Depositor (and to counsel to the related Non-Lead Depositor) and the related Non-Lead Trustee (1) written notice (which may be by email) in a timely manner (but no later than three (3) Business Days prior to closing) of the occurrence of the Lead Securitization, and (2) no later than the closing date of the Lead Securitization, a copy of the Lead Securitization Servicing Agreement in an EDGAR-compatible format, and (y) the Master Servicer and Special Servicer (or any replacement Master Servicer or Special Servicer, as applicable) shall, upon reasonable prior written request, and subject to the right of the Master Servicer or the Special Servicer, as the case may be, to review and approve such disclosure materials, permit a holder of any Non-Lead Securitization Note to use such party’s description contained in the Lead Securitization prospectus (updated as appropriate by the Master Servicer or Special Servicer, as applicable, at the cost of such holder of such Non-Lead Securitization Note) or contained in a Lead Securitization Form 8-K, for inclusion in the disclosure materials or a Form 8-K relating to any securitization of the related Non-Lead Securitization Note, and (z) the Master Servicer and the Special Servicer (or any replacement Master Servicer or Special Servicer, as applicable), shall provide indemnification agreements, opinions and Regulation AB compliance letters as were or are being delivered with respect to the Lead Securitization (in each case, at the cost of such holder of such Non-Lead Securitization Note), and (c) in connection with any amendment of the Lead Securitization Servicing Agreement, the Depositor shall provide written notice (which may be by email) of such proposed amendment to any Non-Lead Depositor and the related Non-Lead Trustee no later than three (3) Business Days prior to the date of effectiveness of such amendment, and, on the date of effectiveness of such amendment to the Lead Securitization Servicing Agreement, provide a copy of such amendment in an EDGAR-compatible format to such Non-Lead Depositor and the related Non-Lead Trustee. The Master Servicer and the Special Servicer shall each be required to provide certification and indemnification to any Certifying Person with respect to any applicable Sarbanes-Oxley Certification with respect to a Non-Lead Securitization;

(x)                    each of the Master Servicer, the Special Servicer, the Custodian and the Trustee and each Affected Reporting Party shall cooperate (and require each Servicing Function Participant and Additional Servicer retained by it to cooperate under the applicable Sub-Servicing Agreement), with each Non-Lead Depositor (including, without limitation, providing all due diligence information, reports, written responses, negotiations and coordination) to the same extent as such party is required to cooperate with the Lead Depositor under Article 13 (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement and in connection with any Deficient Exchange Act Deliverable. All respective reasonable out-of-pocket costs and expenses incurred by any Non-Lead Depositor (including reasonable legal fees and expenses of outside counsel to such depositor) in connection with the foregoing (other than those costs and expenses related to participation by such Non-Lead Depositor in any telephone conferences and

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meetings with the Commission and other costs such Non-Lead Depositor must bear pursuant to Article 13 (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement) and any amendments to any reports filed with the Commission therewith shall be promptly paid by the applicable Affected Reporting Party upon receipt of an itemized invoice from such Non-Lead Depositor;

(xi)                 any late collections received by the Master Servicer from the Borrower that are allocable to a Non-Lead Securitization Note or reimbursable to a Non-Lead Master Servicer or a Non-Lead Trustee shall be remitted by the Master Servicer to such Non-Lead Master Servicer within one (1) Business Day of receipt and identification thereof; provided, however, that to the extent any such amounts are received after 3:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to remit such amounts to such Non-Lead Master Servicer within one (1) Business Day of receipt of properly identified funds but, in any event, the Master Servicer shall remit such amounts within two (2) Business Days of receipt of properly identified funds;

(xii)              each Non-Lead Noteholder is an intended third-party beneficiary in respect of the rights afforded it under the Lead Securitization Servicing Agreement and any Non-Lead Master Servicer shall be entitled to enforce the rights of the related Non-Lead Securitization Noteholder under this Agreement and the Lead Securitization Servicing Agreement;

(xiii)           each Non-Lead Master Servicer and each Non-Lead Special Servicer shall each be a third-party beneficiary of the Lead Securitization Servicing Agreement with respect to all provisions therein expressly relating to compensation, reimbursement or indemnification of such Non-Lead Master Servicer or such Non-Lead Special Servicer, as the case may be, and the provisions regarding coordination of Advances;

(xiv)          if the Mortgage Loan becomes a Defaulted Mortgage Loan and the Special Servicer determines to sell the Lead Securitization Note in accordance with the Lead Securitization Servicing Agreement, except as otherwise permitted under this Agreement, it shall have the right and the obligation to sell the Lead Securitization Note together with all of the Non-Lead Securitization Notes as notes evidencing one whole loan in accordance with the terms of the Lead Securitization Servicing Agreement and this Agreement. In connection with any such sale, the Special Servicer shall provide notice to each Non-Lead Master Servicer who shall provide notice to the related Non-Lead Securitization Noteholder Representative of the planned sale and of such Non-Lead Securitization Noteholder Representative’s opportunity to submit an offer on the Mortgage Loan;

(xv)             the Lead Securitization Servicing Agreement shall not be amended in any manner that materially and adversely affects any Non-Lead Noteholder without the consent of such Non-Lead Noteholder;

(xvi)          to the extent related to the Mortgage Loan, the Master Servicer or the Special Servicer, Rating Agency Confirmation shall be provided with respect to the commercial mortgage pass-through certificates issued in connection with any Non-Lead

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Securitization to the same extent provided with respect to the commercial mortgage pass-through certificates issued in connection with the Lead Securitization;

(xvii)       Servicer Termination Events with respect to the Master Servicer and the Special Servicer shall include: (A) solely with respect to the Master Servicer, the failure to timely remit payments to any Non-Lead Noteholder, which failure continues unremedied for one (1) Business Day following the date on which such payment was to be made; (B) solely with respect to the Special Servicer, the failure to deposit into any REO Account any amount required to be so deposited within two (2) Business Days after the date such deposit was to be made, or the failure to remit to the Master Servicer for deposit into the Collection Account or the related Companion Distribution Account any amount required to be so remitted by the Special Servicer within one (1) Business Day after the date such remittance was to be made; (C) the qualification, downgrade or withdrawal, or placing on “watch status” in contemplation of a rating downgrade or withdrawal of the ratings of any class of certificates issued in connection with any Non-Lead Securitization by the rating agencies rating such securities (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by such rating agencies within sixty (60) days of actual knowledge of such event by the Master Servicer or the Special Servicer, as the case may be), and publicly citing servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or a material factor in such rating action; and (D) the failure to provide to any Non-Lead Securitization Noteholder (if and to the extent required under the related Non-Lead Securitization) reports required under the Exchange Act, and the rules and regulations thereunder, in a timely fashion. Upon the occurrence of such a Servicer Termination Event with respect to the Master Servicer affecting a Non-Lead Noteholder and the Master Servicer is not otherwise terminated pursuant to the Lead Securitization Servicing Agreement, the Trustee shall, upon the direction of such Non-Lead Noteholder, require the appointment of a subservicer with respect to the related Non-Lead Note. Upon the occurrence of a Servicer Termination Event with respect to the Special Servicer affecting a Non-Lead Noteholder and the Special Servicer is not otherwise terminated pursuant to the Lead Securitization Servicing Agreement, the Trustee shall, upon direction of such Non-Lead Noteholder, terminate the Special Servicer with respect to, but only with respect to, the Mortgage Loan;

(xviii)    upon any resignation, termination and/or replacement of the Master Servicer or the Special Servicer, any appointment of a successor to the Master Servicer or Special Servicer, or the effectiveness of any designation of a new Special Servicer, the Trustee or Certificate Administrator shall promptly (and in any event no later than three (3) Business Days prior to the effective date of such resignation, termination, replacement and/or appointment of a Master Servicer or Special Servicer) provide written notice thereof to each Non-Lead Trustee, each Non-Lead Master Servicer, each Non-Lead Depositor, and counsel to each Non-Lead Depositor, together with any information reasonably required (including, without limitation, any disclosure required under Item 1108 of Regulation AB) for the related Non-Lead Securitization to comply with any applicable reporting obligations under the Exchange Act; provided, that such notice shall not be deemed to be provided unless receipt thereof has been confirmed in writing (which may be by email) from any such Non-Lead Depositor;

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(xix)            if a Non-Lead Securitization Note becomes the subject of an Asset Review pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with such Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing such Non-Lead Asset Representations Reviewer with any documents reasonably requested by such Non-Lead Asset Representations Reviewer, but only to the extent (x) such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be, and (y) such Non-Lead Asset Representations Reviewer has not been able to obtain such documents from the related mortgage loan seller;

(xx)               the rates at which Special Servicing Fees, Liquidation Fees and Workout Fees accrue or are determined shall be set forth in the Lead Securitization Servicing Agreement; and

(xxi)            any conflict between the Lead Securitization Servicing Agreement and this Agreement shall be resolved in favor of this Agreement.

(g)                       Each Non-Lead Securitization Noteholder agrees that it shall cause the related Non-Lead Securitization Servicing Agreement to provide as follows (and to the extent such following provisions are not included in the related Non-Lead Securitization Servicing Agreement, they shall be deemed incorporated therein and made a part thereof):

(i)                      Each Non-Lead Securitization Noteholder shall be responsible for its pro rata share of any Nonrecoverable Advances (and advance interest thereon) and any Trust Fund Expenses, but only to the extent that they relate to servicing and administration of the Notes and the Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Notes, and that in the event that the funds received with respect to each respective Note are insufficient to cover such Property Protection Advances or Trust Fund Expenses, (A) the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Lead Securitization Trust, as applicable, out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Advances (together with advance interest thereon) and/or other Trust Fund Expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Property), and (B) if the Lead Securitization Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to reimburse itself from the Lead Securitization Trust’s general account, then the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may do so, and the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Noteholder’s pro rata share of any such

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Nonrecoverable Advances (together with advance interest thereon) and/or Trust Fund Expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Property);

(ii)                   each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of the Lead Securitization Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any Trust Fund Expenses with respect to the Mortgage Loan) by the related Non-Lead Securitization Trust, against any of the Indemnified Items to the extent of its pro rata share of such Indemnified Items and, to the extent amounts on deposit in the Collection Account that are allocated to the related Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the related Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for the related Non-Lead Securitization Note’s pro rata share of the insufficiency out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement;

(iii)                each Non-Lead Master Servicer, Non-Lead Trustee or Non-Lead Certificate Administrator will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer, any Operating Advisor and any Asset Representations Reviewer (i) promptly following Securitization of the related Non-Lead Securitization Note, notice of the deposit of such Non-Lead Securitization Note into a Securitization Trust (which notice may be (x) in the form of delivery (which may be by email) of a copy of the related Non-Lead Securitization Servicing Agreement, or (y) by email notification together with contact information for the related Non-Lead Trustee, the related Non-Lead Certificate Administrator, the related Non-Lead Master Servicer, the related Non-Lead Special Servicer and the party designated to exercise the rights of the related “Non-Controlling Noteholder” under this Agreement), accompanied by a copy of such executed Non-Lead Securitization Servicing Agreement, and (ii) notice of any subsequent change in the identity of the related Non-Lead Master Servicer, the related Non-Lead Trustee or the party designated to exercise the rights of the related “Non-Controlling Noteholder” under this Agreement (together with the relevant contact information) (which may be in the form of email delivery of a copy of any revised Non-Lead Securitization Servicing Agreement); and

(iv)               the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

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(h)                       The Lead Securitization Noteholder shall send to each Non-Lead Noteholder and the parties to each Non-Lead Securitization Servicing Agreement (that are not also party to the Lead Securitization Servicing Agreement) (x) on or promptly following the Lead Securitization Date (to the extent the applicable parties to the related Non-Lead Securitization Servicing Agreement have been engaged by the related Non-Lead Depositor on or prior to the Lead Securitization Date), a copy (in EDGAR-compatible format) of the execution version of the Lead Securitization Servicing Agreement, (y) within (1) one Business Day after the date of any re-filing by the Depositor of the Lead Securitization Servicing Agreement with the Commission to account for any changes thereto (other than a formal amendment thereto following the Lead Securitization Date), a copy (in EDGAR-compatible format) of the re-filed Lead Securitization Servicing Agreement, and (z) promptly following distribution thereof to the parties to the Lead Securitization Servicing Agreement, any changes made by the Depositor to the Lead Securitization Servicing Agreement (other than a formal amendment thereto following the Lead Securitization Date).

(i)                           The Servicing Agreement shall provide that the Compensating Interest Payments with respect to, first, any A Notes will be allocated by the Master Servicer between the A Notes, pro rata, in accordance with their respective Principal Balances, second, the Note B-A in accordance with its Principal Balance, and third, the Note B-B, in accordance with its Principal Balance. The Master Servicer shall remit any Compensating Interest Payments in respect of any Non-Lead Securitization Note to the applicable Non-Lead Securitization Noteholder.

(j)                           In the event any filing is required to be made by any Non-Lead Depositor under the related Servicing Agreement in order to comply with the Non-Lead Depositor’s requirements under the Exchange Act, the related Lead Securitization Noteholder (including the Depositor and Trustee) shall use commercially reasonable efforts to timely comply with any such filing.

(k)                        If a Non-Lead Securitization Note becomes the subject of an Asset Review pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with such Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing such Non-Lead Asset Representations Reviewer with any documents reasonably requested by such Non-Lead Asset Representations Reviewer, but only to the extent that such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be, and are not in the possession of the Non-Lead Asset Representations Reviewer (and the Non-Lead Asset Representations Reviewer has informed such party that it has first requested, and not received, the documents from the master servicer, special servicer and custodian for the applicable Non-Lead Securitization).

Section 3.                      Subordination of the Subordinate Notes; Payments.

(a)                        The Note B-B and the rights of the Note B-B Holder to receive payments of interest, principal and other amounts with respect to the Note B-B, shall at all times be junior, subject and subordinate to the A Notes and the Note B-A and the rights of the Note A Holders and Note B-A Holder to receive payments of interest, principal and other amounts with respect to the A Notes and Note B-A as and to the extent set forth herein. The Note B-A and the rights of the

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Note B-A Holder to receive payments of interest, principal and other amounts with respect to the Note B-A, shall at all times be junior, subject and subordinate to the A Notes and the rights of the Note A Holders to receive payments of interest, principal and other amounts with respect to the A Notes as and to the extent set forth herein.

(b)                       All amounts tendered by the Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Property or amounts realized as proceeds thereof (including the amount of any cash or proceeds of the letter of credit constituting Threshold Event Collateral after the Final Recovery Determination and any Excess Collections released from the Excess Collections Reserve Account pursuant to Section 11), whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Property or released to the Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent, in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Master Servicer or the Trustee under the Servicing Agreement, and (y) all amounts that are then due, payable or reimbursable to any Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer with respect to the Mortgage Loan pursuant to the Servicing Agreement, in each case solely to the extent payments and other collections received with respect to the Mortgage Loan and/or the Property are allocated to such amounts pursuant to the Servicing Agreement (excluding master servicing fees, trustee fees, certificate administrator fees, operating advisor fees, asset representations reviewer fees, and principal and interest Advances, all of which shall be payable to such party from collections allocable to the respective Noteholders in respect of which such fees accrued or such Advances were made, in each case out of distributions made in respect of each such Note, respectively, and excluding interest on principal and interest Advances which are reimbursable pursuant to Section 3(c) below), shall be distributed by the Master Servicer in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(i)                        first, to the Note A Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note A Holder, an amount equal to the accrued and unpaid interest on the Principal Balance for the related A Note at the applicable Net Interest Rate;

(ii)                    second, to the Note B-A Holder, up to an amount equal to the accrued and unpaid interest on the Principal Balance for the Note B-A at the applicable Net Interest Rate;

(iii)                third, to the Note B-B Holder, up to an amount equal to the accrued and unpaid interest on the Principal Balance for the Note B-B at the applicable Net Interest Rate; provided that if (x) an Event of Default occurs and is continuing with respect to an obligation to pay money due under the Mortgage Loan or (y) the Mortgage Loan is a Specially Serviced Loan (other than due to an imminent default), any amount payable to

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the Note B-B Holder under this clause (iii) shall be paid to the Note B-B Holder after all amounts due and payable to the Note A Holders and the Note B-A Holder pursuant to clause (iv) through clause (vii) are paid in full but before any principal payment is made in respect to the Note B-B pursuant to clause (viii).

(iv)                 fourth, on a Pro Rata and Pari Passu Basis, to the Note A Holders, based on the respective Principal Balances of the A Notes, in an aggregate amount equal to the principal payments received (or other amounts allocated to principal pursuant to the Servicing Agreement and this Agreement), if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan, until the Principal Balance for each A Note has been reduced to zero;

(v)                    fifth, on a Pro Rata and Pari Passu Basis, to each Note A Holder, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Note A Holder in accordance with the terms of Section 3 or Section 4(i), plus interest thereon at the applicable Net Interest Rate for such Note compounded monthly from the date the related Realized Loss was allocated to each A Note, such amount to be allocated to such Note A Holder, on a Pro Rata and Pari Passu Basis based on the amount of Realized Losses previously allocated to each such Noteholder;

(vi)                sixth, to the Note B-A Holder, in an aggregate amount equal to the remaining principal payments received (or remaining other amounts allocated to principal pursuant to the Servicing Agreement and this Agreement), if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan, until the Principal Balance for the Note B-A has been reduced to zero;

(vii)             seventh, to the Note B-A Holder, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to the Note B-A Holder in accordance with the terms of Section 3 or Section 4(i), plus interest thereon at the applicable Net Interest Rate compounded monthly from the date the related Realized Loss was allocated to the Note B-A;

(viii)          eighth, to the Note B-B Holder, in an aggregate amount equal to the remaining principal payments received (or remaining other amounts allocated to principal pursuant to the Servicing Agreement and this Agreement), if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan, until the Principal Balance for the Note B-B has been reduced to zero;

(ix)                  ninth, to the Note B-B Holder, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to the Note B-B Holder in accordance with the terms of Section 3 or Section 4(i), plus interest thereon at the applicable Net Interest Rate compounded monthly from the date the related Realized Loss was allocated to the Note B-B;

(x)                     tenth, to the extent any Subordinate Holder has made any cure payments or advances to cure defaults pursuant to Section 8, to reimburse such Subordinate Holder

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for all such amounts, on a pro rata basis, based on the amount of such cure payments reimbursable to such Subordinate Holder;

(xi)                  eleventh, to the Holder of any A Note that is not in a Securitization Trust, the aggregate amount of Excess Collections attributable to such A Note and released following the Final Recovery Determination pursuant to Section 11;

(xii)               twelfth, any Default Interest (i) actually paid by the Borrower and (ii) in excess of interest accrued on Principal Balance of the Mortgage Loan at the Interest Rate, (x) first, to the Note A Holders (subject to the allocation of such amount pursuant to the terms of the Servicing Agreement), on a Pro Rata and Pari Passu Basis, in an amount calculated on the Principal Balance of the A Notes on such Monthly Payment Date prior to the application of funds contemplated in this Section 3 at the excess of (A) the Default Rate on the A Notes over (B) the Interest Rate on the A Notes, (y) second, to the Note B-A Holder (subject to the allocation of such amount pursuant to the terms of the Servicing Agreement), in an amount calculated on the Principal Balance of the Note B-A on such Payment Date prior to the application of funds contemplated in this Section 3 at the excess of (A) the Default Rate on the Note B-A over (B) the Interest Rate on the Note B-A and (z) third, to the Note B-B Holder, in an amount calculated on the Principal Balance of the Note B-B on such Payment Date prior to the application of funds contemplated in this Section 3 at the excess of (A) the Default Rate on the Note B-B over (B) the Interest Rate on the Note B-B;

(xiii)            thirteenth, to the Note A Holders on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note A Holder, an amount equal to all Yield Maintenance Premiums allocated to the related A Note in accordance with the Mortgage Loan Agreement;

(xiv)             fourteenth, to the Note B-A Holder, up to an amount equal to all Yield Maintenance Premiums allocated to the Note B-A in accordance with the Mortgage Loan Agreement;

(xv)                fifteenth, to the Note B-B Holder on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to an amount equal to all Yield Maintenance Premiums allocated to the Note B-B in accordance with the Mortgage Loan Agreement;

(xvi)           sixteenth, to the extent assumption or transfer fees actually paid by the Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Borrower, shall be paid to the Note A Holders (pro rata, based on their respective Percentage Interests), the Note B-A Holder, and the Note B-B Holder, on a pro rata basis based on the Principal Balance of each Note; and

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(xvii)        seventeenth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xvi), any remaining amount shall be paid (a) first, to the extent that such excess amount available pursuant to this clause (xvii) constitutes the Excess Liquidation Proceeds, to the Note B-B Holder; (b) second, to the extent that such excess amount available pursuant to this clause (xvii) constitutes any remaining Excess Collections released from the Excess Collections Reserve Account following the Final Recovery Determination pursuant to Section 11, to the Note B-B Holder; (c) third, to the extent that such excess amount available pursuant to this clause (xvii) constitutes any cash or proceeds of the letter of credit constituting Threshold Event Collateral, to the Subordinate Noteholder who delivered such Threshold Event Collateral pursuant to Section 10(b), and (d) fourth, to each Noteholder, pro rata in accordance with their respective initial percentage interests in the Mortgage Loan.

(c)                        All payments of principal on the Notes shall be made in Sequential Order. All expenses and losses relating to the Mortgage Loan and the Property (including without limitation losses of principal and interest, Property Protection Advances, Advance Interest Amounts, Special Servicing Fees, Liquidation Fees and Workout Fees), Cumulative Appraisal Reduction Amounts and certain other trust expenses, shall be allocated to the Notes in Reverse Sequential Order in accordance with this Agreement. Notwithstanding anything to the contrary herein, if an Advance of principal or interest is made with respect to any A Note or Note B-A, then Advance Interest Amounts thereon shall only be reimbursed from Default Interest and late payment charges collected on the Mortgage Loan, as and to the extent provided in the Servicing Agreement, from amounts paid by the Borrower to cover such Advance Interest Amounts and otherwise (i) in the case of the A Notes, first, out of any amounts received with respect to the Mortgage Loan that would otherwise be distributable to the Note B-A Holder and Note B-B Holder, and second, out of any amounts received with respect to the Mortgage Loan that would otherwise be distributable to the holder of such A Note as to which the Advance of principal or interest was made; and (ii) in the case of the Note B-A, first out of any amounts received with respect to the Mortgage Loan that would otherwise be distributable to the Note B-B Holder, and second, out of any amounts received with respect to the Mortgage Loan that would otherwise be distributable to the holder of the Note B-A as to which the Advance of principal or interest was made.

Section 4.                     Administration of the Mortgage Loan.

(a)                        Subject to this Agreement (including, without limitation, Section 4(f) below) and the Servicing Agreement and consistent with the Accepted Servicing Practices, the Lead Securitization Noteholder (or any Servicer acting on behalf of the Lead Securitization Noteholder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy and no other Noteholder shall have any voting, consent or other rights whatsoever with respect to the Lead Securitization Noteholder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan except as set forth in this Agreement and the

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Servicing Agreement including the rights of any Noteholder in its capacity as the Controlling Noteholder to consent to the Major Decisions set forth in this Agreement. Subject to this Agreement and the Servicing Agreement (including, without limitation, Section 4(f) below) and consistent with the Accepted Servicing Practices, each Noteholder (other than the Lead Securitization Noteholder) agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Securitization Noteholder (or any Servicer acting on behalf of the Lead Securitization Noteholder) the rights, if any, that such Noteholder has to, (i) call or cause the Lead Securitization Noteholder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Borrower, including, without limitation, filing or causing the Lead Securitization Noteholder to file any bankruptcy petition against the Borrower. The Lead Securitization Noteholder (or any Servicer acting on behalf of the Lead Securitization Noteholder) shall not have any fiduciary duty to any Non-Lead Noteholder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Noteholder from the obligation to make any disbursement of funds as set forth herein).

Upon the Mortgage Loan becoming a Defaulted Mortgage Loan, subject to the last paragraph of this Section 4(a), each Non-Lead Noteholder hereby acknowledges the right and obligation of the Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder) to sell each Non-Lead Note together with the Lead Securitization Note (and any other Notes included in the Lead Securitization) as notes evidencing one whole loan in accordance with, and to the extent provided in, the terms of the Servicing Agreement and this Agreement, subject to the rights of the Note B-A Holder and/or the Note B-B Holder to purchase the A Notes and the Note B-A (in the case of the Note B-B Holder). In connection with any such sale, the Special Servicer shall be required to sell each Note together with the Lead Securitization Note in the manner set forth in the Servicing Agreement. Whether any cash offer constitutes a fair price for such Notes shall be determined by the Special Servicer or, if such offer is from an Interested Person, the Trustee; provided, that no offer from an Interested Person shall constitute a fair price unless (i) it is the highest offer received and (ii) at least two bona fide other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for a Defaulted Mortgage Loan, the Trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing or investing in mortgage loans similar to the Defaulted Mortgage Loan in accordance with the Servicing Agreement. The Trustee will be entitled to rely conclusively upon such third party’s determination. In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for the Defaulted Mortgage Loan, the Special Servicer will be required take into account such Appraisals and such other factors as are set forth in the Servicing Agreement. The appraiser conducting any new Appraisal for determining whether any offer from a Person other than an Interested Person represents a fair price for the Defaulted Mortgage Loan shall be an Appraiser selected by the Special Servicer. The cost of any such Appraisal shall be covered by, and shall be reimbursable to, the Master Servicer as a Property Protection Advance if no Interested Person is offering to purchase the Defaulted Mortgage Loan.

Notwithstanding the foregoing, the Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder) shall not be permitted to sell any Non-Lead Securitization Note if the Mortgage Loan becomes a Defaulted Mortgage Loan without

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the written consent of such Non-Lead Securitization Noteholder (provided that such consent is not required if such Non-Lead Securitization Noteholder is the Borrower or an agent or Affiliate (as defined in the Servicing Agreement) of the Borrower) unless the Special Servicer has delivered to such Non-Lead Securitization Noteholder: (a) at least fifteen (15) Business Days’ prior written notice of any decision to attempt to sell the Non-Lead Securitization Notes; (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale, (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the servicing file maintained by the Master Servicer and/or Special Servicer with respect to the Mortgage Loan reasonably requested by such Non-Lead Noteholder that are material to the price of the Non-Lead Securitization Notes and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Special Servicer in connection with the proposed sale; provided, that such Non-Lead Securitization Noteholder may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Servicing Agreement, each of the Controlling Noteholder, the Controlling Noteholder Representative, any other Noteholder (or any controlling class representative or directing holder on its behalf under the Non-Lead Servicing Agreement) shall be permitted to bid at any sale of the Non-Lead Note unless such Person is the Borrower or an agent or Affiliate (as defined in the Servicing Agreement) of the Borrower.

Notwithstanding anything to the contrary stated herein, (i) none of the Lead Securitization Noteholder (or the Special Servicer on its behalf), any Note A Holder or the Note B-B Holder shall be permitted to sell the Note B-A at any time without the written consent of the Note B-A Holder (so long as the Note B-A Control Appraisal Period is not continuing) and (ii) none of the Lead Securitization Noteholder (or the Special Servicer on its behalf), any Note A Holder or the Note B-A Holder shall be permitted to sell the Note B-B at any time without the written consent of the Note B-B Holder (so long as the Note B-B Control Appraisal Period is not continuing).

Each Non-Lead Noteholder hereby appoints the Lead Securitization Noteholder as its agent, and grants to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of soliciting and accepting offers for and consummating the sale of its Non-Lead Note. Each Non-Lead Noteholder further agrees that, upon the request of the Lead Securitization Noteholder, such Non-Lead Noteholder shall execute and deliver to or at the direction of Lead Securitization Noteholder such powers of attorney or other instruments as the Lead Securitization Noteholder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver its original Non-Lead Note endorsed in blank, to or at the direction of the Lead Securitization Noteholder in connection with the consummation of any such sale.

The authority and obligation of the Lead Securitization Noteholder to sell each Non-Lead Note, and the obligations of each Non-Lead Noteholder to execute and deliver instruments or deliver its Non-Lead Note upon request of the Lead Securitization Noteholder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which no Note is held in a Securitization. The preceding sentence shall not be construed to grant to any Non-

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Lead Noteholder the benefit of any representation or warranty made by such seller or any document delivery obligation imposed on such seller under any mortgage loan purchase and sale agreement, instrument of transfer or other document or instrument that may be executed or delivered by such seller in connection with the Lead Securitization.

Notwithstanding anything to the contrary in this Agreement, any Non-Lead Securitization Subordinate Class Representation or the Lead Securitization Pooled Subordinate Class Representative for a Note A (or the requisite percentage of the holders of the certificates backed by the related A Note and issued by the related Securitization as set forth the related Lead Securitization Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable) shall have the right to direct and cause the Special Servicer to sell such Note A in the related Securitization Trust separately and individually without the consent of any other Noteholder or any other Person in accordance with the terms of the Servicing Agreement so long as such sale is permitted under the REMIC Provisions under the applicable Lead Securitization Servicing Agreement or Non-Lead Securitization Servicing Agreement.

(b)                       The administration of the Mortgage Loan shall be governed by this Agreement and the Servicing Agreement. Each Noteholder agrees to be bound by the terms of the Servicing Agreement. The Lead Securitization Noteholder (or the Master Servicer on its behalf) shall service the Mortgage Loan in accordance with the terms of this Agreement, including without limitation, the rights of the Controlling Noteholder and the Subordinate Noteholders set forth in Section 4(f) below and consistent with the Accepted Servicing Practices. Servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Mortgage Loan, by the Special Servicer, in each case pursuant to the Servicing Agreement and consistent with the Accepted Servicing Practices. Notwithstanding anything to the contrary contained herein, in accordance with the Servicing Agreement, the Lead Securitization Noteholder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Accepted Servicing Practices, taking into account the interests of the Noteholders as a collective whole, in each case subject to the terms and conditions of this Agreement, and any Non-Lead Noteholder that is not a Borrower Restricted Party shall be deemed a third party beneficiary of such provisions of the Servicing Agreement. The foregoing provisions of this Section 4(b) shall not limit or modify the rights of the Controlling Noteholder, the Subordinate Noteholders and/or the Controlling Noteholder Representative to exercise their respective rights specifically set forth under this Agreement.

(c)                        Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Servicing Agreement and this Agreement (including without limitation Sections 4(f) and 5), if the Lead Securitization Noteholder in connection with a Workout of the Mortgage Loan modifies the terms thereof such that (i) the unpaid principal balance of the Mortgage Loan is decreased, (ii) the Interest Rate or scheduled amortization payments on such Mortgage Loan are reduced, (iii) payments of interest or principal on such Mortgage Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the Interest Rate or increase in scheduled amortization payments) is made to any of the terms of the Mortgage Loan, such waiver, modification or amendment shall be effected, to the maximum extent reasonably possible, in a manner consistent with the payment priority set forth in Section 3, and to the extent it is not, payments to the Note A Holders, the Note B-A Holder and the Note B-B Holder pursuant to Section 3 shall be made as though such Workout did not occur, with the payment terms

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of each Note remaining the same as they are on the date hereof, and, in any event, the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such Workout shall be borne by the Noteholders in a manner consistent with the payment priorities in Section 3. Subject to the Servicing Agreement and this Agreement (including without limitation Sections 4(f) and 5), in the case of any modification or amendment described above, the Lead Securitization Noteholder will have the sole authority and ability to revise the payment provisions set forth in Section 3 above in a manner that reflects the subordination of the Note B-B and Note B-A to the A Notes with respect to the loss that is the result of such amendment or modification, including: (i) the ability to increase the percentage interest of the A Notes, and to increase or reduce, as applicable, the percentage interest of the Note B-A or the percentage interest of the Note B-B, in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the Interest Rate applicable to a Note in order to reflect a reduction in the Interest Rate of the Mortgage Loan but shall not be permitted to change the order of the clauses set forth in Section 3 hereof. Notwithstanding the foregoing, if any Workout, modification or amendment of the Mortgage Loan extends the original maturity date of the Mortgage Loan, for purposes of this paragraph, the Balloon Payment will be deemed not to be due on the original maturity date of the Mortgage Loan but will be deemed due on the extended maturity date of the Mortgage Loan.

(d)                       All rights and obligations of the Lead Securitization Noteholder described hereunder may be exercised by the Master Servicer on behalf of the Lead Securitization Noteholder in accordance with the Servicing Agreement and this Agreement. Each Non-Lead Noteholder shall be provided access to any website that an investor would be permitted to access in accordance with the procedures set forth in the Servicing Agreement, it being understood and agreed that each Non-Lead Noteholder is subject to any restrictions on the access to such websites contained in the Servicing Agreement.

(e)                        If any Note is included as an asset of a REMIC, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall each qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code; (ii) any real property (and related personal property) acquired by or on behalf of the Noteholders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interests of the Noteholders therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Borrower, or exercise or refrain from exercising any powers or rights which the Noteholders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three months after the earliest startup day of any REMIC which includes the Lead Securitization Note (or any portion thereof). The Noteholders agree that the provisions of this Section 4(e) shall be effected by compliance by the Lead Securitization Noteholder or its assignees with this Agreement or the Servicing Agreement or any other agreement which governs the administration of the Mortgage Loan or the Lead Securitization Noteholder’s interests therein. All costs and expenses of compliance with this Section 4(e), to the extent that such costs and expenses relate to administration of a REMIC or to any determination respecting the amount,

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payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, shall be borne by each Noteholder with respect to the REMIC containing the Note owned by such Noteholder.

Anything herein or in the Servicing Agreement to the contrary notwithstanding, in the event that a Note is included in a REMIC and the other Notes are not, the other Noteholders shall not be required to reimburse such Noteholder that deposited its Note in the REMIC or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to either such other Noteholder be reduced to offset or make-up any such payment or deficit.

(f)                           (i)                     Subject to clauses (ii) and (iii) below, with respect to any consent, modification, amendment or waiver under or other action in respect of the Mortgage Loan (whether or not a Servicing Transfer Event has occurred and is continuing) that would constitute a Major Decision, the Servicer shall provide the Controlling Noteholder (or its Controlling Noteholder Representative) with at least ten (10) Business Days (or, in the case of a determination of an Acceptable Insurance Default, twenty (20) days) prior notice requesting consent to the requested Major Decision. The Servicer shall not take any action with respect to such Major Decision (or make a determination not to take action with respect to such Major Decision), unless and until the Special Servicer receives the written consent of the Controlling Noteholder (or its Controlling Noteholder Representative) before implementing a decision with respect to such Major Decision; provided that following the securitization of the Note that entitles its holder to be the Controlling Noteholder, the provisions of the Lead Servicing Agreement shall govern the consent and consultation rights under this Agreement.

(ii)                     If the Lead Securitization Noteholder (or the Servicer acting on its behalf) has not received a response from the Controlling Noteholder (or its Controlling Noteholder Representative) with respect to such Major Decision within ten (10) Business Days (or, in the case of a determination of an Acceptable Insurance Default, twenty (20) days) after delivery of the notice of a Major Decision, the Lead Securitization Noteholder (or the Special Servicer acting on its behalf) shall deliver an additional copy of the notice of a Major Decision in all caps bold 14-point font: “THIS IS A SECOND NOTICE. FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS OF THIS SECOND NOTICE WILL RESULT IN A LOSS OF YOUR RIGHT TO CONSENT WITH RESPECT TO THIS DECISION.” and if the Controlling Noteholder (or its Controlling Noteholder Representative) fails to respond to the Lead Securitization Noteholder (or the Special Servicer acting on its behalf) with respect to any such proposed action within five (5) Business Days after receipt of such second notice, the Controlling Noteholder (or its Controlling Noteholder Representative), as applicable, shall have no further consent rights with respect to the specific action set forth in such notice. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the Accepted Servicing Practices, the Master Servicer may take actions with respect to such Property before obtaining the consent of the Controlling Noteholder (or its Controlling Noteholder

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Representative) if the Master Servicer reasonably determines in accordance with the Accepted Servicing Practices that failure to take such actions prior to such consent would materially and adversely affect the interest of the Noteholders as a collective whole, and the Master Servicer has made a reasonable effort to contact the Controlling Noteholder. The foregoing shall not relieve the Lead Securitization Noteholder (or a Servicer acting on its behalf) of its duties to comply with the Accepted Servicing Practices.

(iii)                  Notwithstanding the foregoing, the Lead Securitization Noteholder (or any Servicer acting on its behalf) shall not follow any advice or consultation provided by the Controlling Noteholder (or its Controlling Noteholder Representative) or any other Noteholder that would require or cause the Lead Securitization Noteholder (or any Servicer acting on its behalf) to violate any applicable law, including the REMIC Provisions, be inconsistent with the Accepted Servicing Practices, require or cause the Lead Securitization Noteholder (or any Servicer acting on its behalf) to violate provisions of this Agreement or the Servicing Agreement, require or cause the Lead Securitization Noteholder (or any Servicer acting on its behalf) to violate the terms of the Mortgage Loan, or materially expand the scope of the Lead Securitization Noteholder’s (or any Servicer acting on its behalf) responsibilities under this Agreement or the Servicing Agreement.

The Special Servicer shall be required to (A) provide to (x) each Senior Noteholder that is a Non-Controlling Noteholder, (y) if a Note B-A Control Appraisal Period has occurred and is continuing but a Note B-A Consultation Termination Event has not occurred, the Note B-A Holder and (z) if a Note B-B Control Appraisal Period has occurred and is continuing but a Note B-B Consultation Termination Event has not occurred, the Note B-B Holder, copies of any notice, information and report that is (or, without regard to the occurrence of any control termination event, consultation termination event or similar event, would be) required to be provided to the Controlling Noteholder or its representative pursuant to the Servicing Agreement with respect to any Major Decisions, or the implementation of any recommended actions outlined in an Asset Status Report, within the same time frame that such notice, information and report is (or, if applicable, would be) required to be provided to the Controlling Noteholder or its representative, and (B) consult with each such Non-Controlling Noteholder or its representative on a strictly non-binding basis, if after having received such notices, information and reports, any such Non-Controlling Noteholder requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such Non-Controlling Noteholder or its representative; provided that after the expiration of a period of ten (10) Business Days from the delivery to any such Non-Controlling Noteholder by the Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the Special Servicer shall no longer be obligated to consult with any such Non-Controlling Noteholder, whether or not such Non-Controlling Noteholder has responded within such ten (10) Business Day period. Notwithstanding the consultation rights of any Non-Controlling Noteholder set forth in the immediately preceding sentence, the Special Servicer may make any Major Decision or take any recommended action outlined in an asset status report before the expiration of the aforementioned ten (10) Business Day period if the Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the Noteholders. In no event shall the Special Servicer be obligated at any time to follow or take any alternative actions recommended by a Non-Controlling Noteholder.

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The Noteholders acknowledge that the Lead Securitization Servicing Agreement may contain certain provisions that give the Operating Advisor and any risk retaining party certain non-binding consultation rights with respect to Major Decisions related to compliance with the Risk Retention Rules applicable to the Lead Securitization.

(g)                       The Servicer shall obtain Appraisals that meet the requirements of, and at the times required pursuant to, the terms of the Servicing Agreement, and determine and allocate the Cumulative Appraisal Reduction Amounts pursuant to the terms of the Servicing Agreement and this Agreement.

(h)                       The Mortgage Loan shall be treated as a single loan for purposes of calculating the Cumulative Appraisal Reduction Amount. Cumulative Appraisal Reduction Amounts with respect to the Mortgage Loan shall be allocated, first, to Note B-B up to its outstanding Principal Balance, second, to Note B-A up to its outstanding Principal Balance, and then to the A Notes on a Pro Rata and Pari Passu Basis (based on their respective outstanding Principal Balances).

(i)                           Prior to calculating any amount of interest or principal due to the Note B-A Holder or the Note B-B Holder under Section 3 hereof, the Servicer shall reduce (1) first, the Note B-B Principal Balance (not below zero) by any Realized Loss with respect to the Mortgage Loan, (2) second, after the Note B-B Principal Balance has been reduced to zero, the Note B-A Principal Balance (not below zero) by any Realized Loss with respect to the Mortgage Loan, and (3) after the Note B-A Principal Balance has been reduced to zero, the Note A Principal Balance pro rata (based on the respective outstanding Principal Balance of each A Note) (in each case, not below zero) by any Realized Loss with respect to the Mortgage Loan.

(j)                           Notwithstanding anything to the contrary contained herein or in the Servicing Agreement, the holder of any Note (or any interest therein) that is a Borrower Restricted Party (i) shall not have any rights as a Controlling Noteholder or a Controlling Noteholder Representative, (ii) shall have no right to appoint or terminate the Master Servicer or Special Servicer, (iii) shall have no right to consult with or advise the Master Servicer or Special Servicer, and (iv) shall have no right to review and approve or comment on any Asset Status Report. In each and every instance where, pursuant to this Agreement or the Servicing Agreement, the Master Servicer or Special Servicer must take into account the interests of each Noteholder (or words of similar import), such consideration shall be given to such Person that is a Borrower Restricted Party only in its capacity as a holder of the applicable Note.

Section 5.                     Appointment of Controlling Noteholder Representative.

(a)                        The Controlling Noteholder shall have the right at any time to appoint a Controlling Noteholder Representative. The Controlling Noteholder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Noteholder Representative. When exercising its various rights under Section 4 and elsewhere in this Agreement, the Controlling Noteholder may, at its option, in each case, act through the Controlling Noteholder Representative. The Controlling Noteholder Representative may be any Person (other than a Borrower Restricted Party), including, without limitation, the Controlling Noteholder, any officer or employee of the Controlling Noteholder, any Affiliate of the Controlling Noteholder or

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any other unrelated third party. No such Controlling Noteholder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Noteholder). All actions that are permitted to be taken by the Controlling Noteholder under this Agreement may be taken by the Controlling Noteholder Representative acting on behalf of the Controlling Noteholder and other Noteholders (and any Servicer) will accept such actions of the Controlling Noteholder Representative as actions of the Controlling Noteholder. The Lead Securitization Noteholder (or any Servicer on its behalf) shall not be required to recognize any Person as a Controlling Noteholder Representative until the Controlling Noteholder has notified the Lead Securitization Noteholder (and any Servicer) of such appointment and, if the Controlling Noteholder Representative is not the same Person as the Controlling Noteholder, the Controlling Noteholder Representative provides the Lead Securitization Noteholder (and any Servicer) with written confirmation of its acceptance of such appointment, an address, any fax number and any email address for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses, telephone numbers, any fax numbers and any email addresses). The Controlling Noteholder shall promptly deliver such information to any Servicer. None of the Servicers, the Certificate Administrator or the Trustee shall be required to recognize any Person as a Controlling Noteholder Representative until they receive such information from the Controlling Noteholder. The Controlling Noteholder agrees to inform each such Servicer or Trustee of the then-current Controlling Noteholder Representative.

(b)                       Neither the Controlling Noteholder Representative nor the Controlling Noteholder will have any liability to any other Noteholder or any other Person for any action taken, or for refraining from the taking of any action pursuant to this Agreement or the Servicing Agreement, or for errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Noteholders agree that the Controlling Noteholder Representative and the Controlling Noteholder may take or refrain from taking actions that favor the interests of one Noteholder over any other Noteholder, and that the Controlling Noteholder Representative may have special relationships and interests that conflict with the interests of a Noteholder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Noteholder Representative or such Controlling Noteholder, as the case may be, agree to take no action against the Controlling Noteholder Representative, such Controlling Noteholder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Noteholder Representative nor such Controlling Noteholder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting solely in the interests of any Noteholder.

(c)                        The other Noteholders acknowledge and agree all of the aforementioned rights and obligations of the Controlling Noteholder and the Controlling Noteholder Representative set forth in Sections 4(f) and this Section 5 shall be exercisable by the applicable Person specified in the Servicing Agreement as and to the extent set forth in the Servicing Agreement.

Section 6.                      Special Servicer. The Controlling Noteholder (or its Controlling Noteholder Representative), at its expense (including, without limitation, the reasonable costs and

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expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), shall have the right, at any time from time to time, to appoint a replacement Special Servicer with respect to the Mortgage Loan. The Controlling Noteholder (or its Controlling Noteholder Representative) shall be entitled to terminate the rights and obligations of the Special Servicer under the Servicing Agreement, with or without cause, upon at least ten (10) Business Days’ prior written notice to the Special Servicer (provided, however, that the Controlling Noteholder and/or Controlling Noteholder Representative shall not be liable for any termination or similar fee in connection with the removal of the Special Servicer in accordance with this Section 6); such termination shall not be effective unless and until (A) each Rating Agency delivers a Rating Agency Confirmation (to the extent any portion of the Mortgage Loan has been securitized); (B) the initial or successor Special Servicer has assumed in writing (from and after the date such successor Special Servicer becomes the Special Servicer) all of the responsibilities, duties and liabilities of the Special Servicer under the Servicing Agreement from and after the date it becomes the Special Servicer as they relate to the Mortgage Loan pursuant to an assumption agreement reasonably satisfactory to the Trustee; and (C) the Trustee shall have received an opinion of counsel reasonably satisfactory to the Trustee to the effect that (x) the designation of such replacement to serve as Special Servicer is in compliance with the Servicing Agreement, (y) such replacement will be bound by the terms of the Servicing Agreement with respect to such Mortgage Loan and (z) subject to customary qualifications and exceptions, the applicable Servicing Agreement will be enforceable against such replacement in accordance with its terms. The Lead Securitization Noteholder shall promptly provide copies to any terminated Special Servicer of the documents referred to in the preceding sentence. The Lead Securitization Noteholder will reasonably cooperate with the Controlling Noteholder in order to satisfy the foregoing conditions, including the Rating Agency Confirmation. In addition, to the extent afforded such right under the Servicing Agreement, certain specified holders (or a specified threshold of holders) of certificates backed by the Controlling Note shall be entitled to terminate the rights and obligations of the Special Servicer under the Servicing Agreement, with or without cause, in accordance with procedures set forth in the Servicing Agreement.

Section 7.                     Payment Procedure.

(a)                        The Lead Securitization Noteholder (or the Master Servicer on its behalf), in accordance with the priorities set forth in Section 3 and subject to the terms of the Servicing Agreement, will deposit or cause to be deposited all payments allocable to the Notes to the Collection Account or Companion Distribution Account for the Notes established pursuant to the Servicing Agreement. The Lead Securitization Noteholder (or the Master Servicer on its behalf) shall establish a segregated sub-account for amounts due to each Noteholder. The Lead Securitization Noteholder (or the Master Servicer acting on its behalf) shall deposit such amounts to the applicable account within two (2) Business Days following the Lead Securitization Noteholder’s (or the Master Servicer’s acting on its behalf) receipt of properly identified and available funds from or on behalf of the Borrower.

(b)                       If the Lead Securitization Noteholder (or the Master Servicer on its behalf) determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of a Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Borrower or paid to such Noteholder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this

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Agreement, the Lead Securitization Noteholder (or the Master Servicer on its behalf) shall not be required to distribute any portion thereof to such Noteholder and such Noteholder will promptly on demand by the Lead Securitization Noteholder (or the Master Servicer on its behalf) repay to the Lead Securitization Noteholder (or the Master Servicer on its behalf) any portion thereof that the Lead Securitization Noteholder (or the Master Servicer on its behalf) shall have theretofore distributed to such Noteholder, together with interest thereon at such rate, if any, as the Lead Securitization Noteholder shall have been required to pay to the Borrower, the Master Servicer, Special Servicer, any other Noteholder or such other Person with respect thereto.

(c)                        If, for any reason, the Lead Securitization Noteholder (or the Master Servicer on its behalf) makes any payment to any other Noteholder before the Lead Securitization Noteholder (or the Master Servicer on its behalf) has received the corresponding payment (it being understood that the Lead Securitization Noteholder (or the Master Servicer on its behalf) is under no obligation to do so), and the Lead Securitization Noteholder (or the Master Servicer on its behalf) does not receive the corresponding payment within three (3) Business Days of its payment to such other Noteholder, then such other Noteholder will, at the Lead Securitization Noteholder’s (or the Master Servicer’s on its behalf) request, promptly return that payment to the Lead Securitization Noteholder (or the Master Servicer on its behalf).

(d)                       Each Noteholder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Lead Securitization Noteholder (or the Master Servicer on its behalf) subject to this Agreement and the Servicing Agreement and to be distributed pursuant to the terms of this Agreement. The Lead Securitization Noteholder (or the Master Servicer on its behalf) shall have the right to offset any amounts due hereunder from any other Noteholder, as applicable, with respect to the Mortgage Loan against any future payments due to such other Noteholder, as applicable, under the Mortgage Loan, provided, that each Noteholder’s obligations under this Section 7 are separate and distinct obligations from one another and in no event shall the Lead Securitization Noteholder (or the Master Servicer on its behalf) enforce the obligations of one Noteholder against another Noteholder. Each Noteholder’s obligations under this Section 7 constitute absolute, unconditional and continuing obligations.

Section 8.                      Cure Rights of the Subordinate Noteholders.

Notwithstanding anything to the contrary in this Agreement, for so long as Note B-A is included in the Lead Securitization, the provisions of this Section 8 shall not have any force or effect, insofar as they set forth any right of the Note B-A Holder to exercise cure rights.

(a)                        Subject to Section 8(b) below, in the event that the Borrower fails to make any payment of principal or interest on the Mortgage Loan by the end of the applicable grace period (the “Grace Period”) for such payment permitted under the applicable Mortgage Loan Documents (a “Monetary Default”), the Lead Securitization Noteholder shall provide written notice to each Subordinate Noteholder and the Controlling Noteholder Representative of such default (the “Monetary Default Notice”). Note B-A Holder and the Note B-B Holder shall each have the right, but not the obligation, to cure such Monetary Default within seven (7) Business Days after receiving the Monetary Default Notice (the “Cure Period”) and at no other times. The Monetary Default Notice shall contain a statement that the Subordinate Noteholder(s)’ failure to

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cure such Monetary Default within seven (7) Business Days after receiving such notice will result in the termination of the right to cure such Monetary Default. At the time a payment is made by one or more Subordinate Noteholder(s) to cure a Monetary Default, such Subordinate Noteholder(s) shall pay or reimburse the Note A Holders for all unreimbursed Advances (whether or not recoverable with respect to any Note), Advance Interest Amounts, any unpaid fees to any Servicer and any Additional Servicing Expenses. No Subordinate Noteholder shall be required, in order to effect a cure hereunder, to pay any default interest or late charges under the Mortgage Loan Documents. So long as a Monetary Default exists for which a cure payment permitted hereunder is made, such Monetary Default shall not be treated as an Event of Default by the Lead Securitization Noteholder (including for purposes of (i) accelerating the Mortgage Loan, modifying, amending or waiving any provisions of the Mortgage Loan Documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged Property; or (ii) treating the Mortgage Loan as a Specially Serviced Mortgage Loan); provided that such limitation shall not prevent the Lead Securitization Noteholder from collecting Default Interest or late charges from the Borrower to be applied in accordance with this Agreement. Any amounts paid by any Subordinate Noteholder on behalf of the Borrower to cure a default under this Section 8 shall be reimbursable to such Subordinate Noteholder under clause (x) of Section 3(b).

(b)                       Notwithstanding anything to the contrary contained in Section 8(a), the Subordinate Noteholders’ right to cure under Section 8(a) shall be limited to a combined total of (i) six (6) cures of Monetary Defaults over the term of the Mortgage Loan, no more than four (4) of which may be consecutive, and (ii) six (6) cures of Non-Monetary Defaults over the term of the Mortgage Loan. Additional Cure Periods shall only be permitted with the consent of the Lead Securitization Noteholder and, in the case of Additional Cure Periods requested by the Note B-B Holder, the Note B-A Holder’s consent will also be required.

(c)                        No action taken by a Subordinate Noteholder in accordance with this Agreement shall excuse performance by the Borrower of its obligations under the Mortgage Loan Documents and the Note A Holders’ respective rights under the Mortgage Loan Documents shall not be waived or prejudiced by virtue of any Subordinate Noteholder’s actions under this Agreement. Subject to the terms of this Agreement, each Subordinate Noteholder shall be subrogated to the Note A Holders’ respective rights to any payment owing to such Note A Holders for which such Subordinate Noteholder makes a cure payment as permitted under this Section 8, and the Note B-B Holder shall be subrogated to the Note B-A Holder’s rights to any payment owing to the Note B-A Holder, for which the Note B-B Holder makes a cure payment as permitted under this Section 8, but in either case such subrogation rights may not be exercised against the Borrower until ninety-one (91) days after the Senior Notes and the B-A Note (if the curing Subordinate Noteholder is the Note B-B Holder) are paid in full.

(d)                       If an Event of Default (other than a Monetary Default) occurs and is continuing under the Mortgage Loan Documents (a “Non-Monetary Default”), the Lead Securitization Noteholder shall provide notice of such Non-Monetary Default to each Subordinate Noteholder and the Controlling Noteholder Representative of such Non-Monetary Default (the “Non-Monetary Default Notice”) and the Note B-A Holder and the Note B-B Holder, shall each have the right, but not the obligation, to cure such Non-Monetary Default until the later of (a) the expiration date of the cure period afforded to the Borrower under the Mortgage Loan Documents,

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without regard for the date of receipt by such Subordinate Noteholder(s) of the Non-Monetary Default Notice, and (b) the date which is thirty (30) days from the date of receipt by such Subordinate Noteholder(s) of the Non-Monetary Default Notice related to such Non-Monetary Default; provided, however, if such Non-Monetary Default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by one or more Subordinate Noteholder(s), such Subordinate Noteholder(s) (unless a Control Appraisal Period has occurred and is continuing with respect to such Subordinate Noteholder(s)) shall be given an additional period of time as is reasonably necessary to enable such Subordinate Noteholder(s) in the exercise of due diligence to cure such Non-Monetary Default for so long as (i) such Subordinate Noteholder(s) diligently and expeditiously proceed to cure such Non- Monetary Default, (ii) such Subordinate Noteholder(s) make all cure payments that they are permitted to make in accordance with the terms and provisions of Section 8 hereof, (iii) such additional period of time does not exceed ninety (90) days, (iv) such Non-Monetary Default is not caused by an Insolvency Proceeding or during such period of time that the Note B-A Holder or the Note B-B Holder have to cure a Non-Monetary Default in accordance with this Section 8(d) (the “Non-Monetary Default Cure Period”), an Insolvency Proceeding does not occur, and (v) during such Non-Monetary Default Cure Period, there is no material adverse effect on the value, use or operation of the Mortgaged Property taken as whole, which cannot be cured by the applicable Subordinate Noteholder(s) within five (5) days of such notice of such material adverse effect. The Non-Monetary Default Notice shall contain a statement that the Subordinate Noteholders’ or the Controlling Noteholder Representative’s failure to cure such Non-Monetary Default within the applicable Non-Monetary Default Cure Period after receiving such notice will result in the termination of the right to cure such Non-Monetary Default. No Subordinate Noteholder shall contact the Borrower in order to effect any cures under Section 8(a) or this Section 8(d) without the prior written consent of the Lead Securitization Noteholder (or the Servicer on its behalf), such consent not to be unreasonably withheld, conditioned or delayed.

(e)                        In the event that both the Note B-A Holder and the Note B-B Holder deliver a notice of exercise of cure rights, the Note B-B Holder shall have the right to effectuate the related cure and the right of the Note B-A Holder to cure shall be suspended and any cure payments remitted by the Note B-A Holders shall be returned to the Note B-A Holder. In the case of a Non-Monetary Default, if the Note B-B Holder does not consummate such cure, notice of which failure the Lead Securitization Noteholder shall promptly communicate (or cause a Servicing Party to communicate) such fact to the Note B-A Holder, then, in the case of a failure by the Note B-B Holder in circumstances in which the Note B-A Holder delivered a notice of exercise, the Note B-A Holder shall have the right to effectuate such cure within the time period for a cure specified above.

Section 9.                      Purchase by Subordinate Noteholder(s).

Notwithstanding anything to the contrary in this Agreement, for so long as Note B-A is included in the Lead Securitization, the provisions of this Section 9 shall not have any force or effect, insofar as they set forth any right of the Note B-A Holder to exercise purchase rights.

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Each of (A) the Note B-A Holder and (B) the Note B-B Holder, shall have the right, by written notice to (x) each A Note Holder and (y) if the purchasing Noteholder is the Note B-B Holder, the Note B-A Holder (a “Noteholder Purchase Notice”); the sender(s) of such notice, the “Purchasing Noteholder”; and each recipient of such notice, a “Selling Noteholder”), delivered at any time an Event of Default under the Mortgage Loan or a Servicing Transfer Event has occurred and is continuing, to purchase, in immediately available funds, (i) if the Purchasing Noteholder is the Note B-A Holder, the A Notes, and (ii) if the Purchasing Noteholder is the Note B-B Holder, the A Notes and Note B-A (each Note specified in the Noteholder Purchase Notice, a “Purchased Note”), in whole but not in part at the applicable Defaulted Mortgage Loan Purchase Price. For avoidance of doubt, if one or more Subordinate Noteholder(s) elects to send a Noteholder Purchase Notice pursuant to this Section 9, it/they must purchase the applicable Purchased Note(s). Upon the delivery of the Noteholder Purchase Notice to the Selling Noteholder(s), the Selling Noteholder shall sell (and the Purchasing Noteholder shall purchase) the Purchased Note(s) at the applicable Defaulted Mortgage Loan Purchase Price, on a date (the “Defaulted Note Purchase Date”) not less than ten (10) days and not more than sixty (60) days after the date of the Noteholder Purchase Notice, as shall be mutually established by the Purchasing Noteholder and the Selling Noteholder(s). The Noteholder Purchase Notice shall contain a statement that the Purchasing Noteholder’s failure to purchase the Purchased Note(s) on a Defaulted Note Purchase Date (other than as a result of any failure to consummate such purchase on the part of the Selling Noteholder or as a result of the conditions giving rise to such purchase ceasing to exist) will result in the termination of such right in respect of the Event of Default that caused such purchase right to be exercisable and not in respect of any other Event of Default. Each Subordinate Noteholder agrees that the sale of any Purchased Notes to it shall comply with all requirements of the Servicing Agreement and that all actual costs and expenses related thereto shall be paid by the applicable Purchasing Noteholder. The Defaulted Mortgage Loan Purchase Price shall be calculated by the Selling Noteholder(s) (or the Servicer on its or their behalf) three (3) Business Days prior to the Defaulted Note Purchase Date (and such calculation shall be accompanied by a listing of all amounts included in the Defaulted Mortgage Loan Purchase Price and reasonably detailed back-up documentation explaining how such price was determined), and shall, absent manifest error, be binding upon the Purchasing Noteholder. Concurrently with the payment to the Selling Noteholder(s) in immediately available funds of the Defaulted Mortgage Loan Purchase Price, the Selling Noteholder(s) shall execute at the sole cost and expense of the Purchasing Noteholder in favor of the Purchasing Noteholder assignment documentation which will assign the Purchased Note(s) and the Mortgage Loan Documents without recourse, representations or warranties (except each Selling Noteholder will represent and warrant that it had good and marketable title to, was the sole owner and holder of, and had power and authority to deliver its Note and all of its right, title and interest in and to the Mortgage Loan Documents free and clear of all liens and encumbrances (other than the interest created by the Note(s) that are not the Purchased Note(s))). The right of the Note B-A Holder or the Note B-B Holder to purchase one or more Notes as set forth above in this Section 9 shall automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property (and the Lead Securitization Noteholder shall give the Subordinate Noteholders ten (10) Business Days’ prior written notice of its intent with respect to such action (which such action shall be subject to Section 4 hereof)). Notwithstanding the foregoing sentence, if title to the Mortgaged Property is transferred to the Lead Securitization Noteholder (or a designee on its behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a

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consummation by the Lead Securitization Noteholder of a foreclosure sale or sale by power of sale, less than ten (10) Business Days after the acceleration of the Mortgage Loan, the Lead Securitization Noteholder shall notify the each Subordinate Noteholder of such transfer and the Note B-A Holder and the Note B-B Holder shall each have a thirty (30) day period from the date of such notice from the Lead Securitization Noteholder to deliver the Noteholder Purchase Notice to the Lead Securitization Noteholder (and, if the Note B-B Holder is delivering such Noteholder Purchase Notice, to the Note B-A Holder), in which case such Subordinate Noteholder shall be obligated to purchase the Mortgaged Property, in immediately available funds, within such thirty (30) day period at the applicable Defaulted Mortgage Loan Purchase Price.

Section 10.                Rights of the Subordinate Noteholders to Challenge the Special Servicer’s Determination of Cumulative Appraisal Reduction Amount and Post Threshold Event Collateral.

(a)                        If the Principal Balance of any Note B-A or Note B-B is notionally reduced to less than 25% of the initial Principal Balance of such Note as a result of an allocation of an Cumulative Appraisal Reduction Amount (other than any deemed Cumulative Appraisal Reduction Amount) (such Note, an “Appraised-Out Note”) following the occurrence of an Appraisal Reduction Event, the applicable Controlling Noteholder with respect to such Note B-A or the Note B-B, as applicable, will have the right to challenge the Special Servicer’s Cumulative Appraisal Reduction Amount determination and may, at its sole expense, obtain a new Appraisal of the Property. The applicable Controlling Noteholder will be required to provide the Special Servicer with notice of their intent to challenge or not challenge the Special Servicer’s Cumulative Appraisal Reduction Amount determination within 10 days of such Controlling Noteholder’s receipt of written notice of the Cumulative Appraisal Reduction Amount. The Noteholder of an Appraised-Out Note will be entitled to continue to exercise the rights of the Controlling Note during the Control Retention Period. Such Controlling Noteholder that elects to obtain a new Appraisal at its sole expense will be required to cause such Appraisal to be prepared on an “as is” basis in accordance with the requirements set forth in the Servicing Agreement, and such new Appraisal must be reasonably acceptable to the Special Servicer in accordance with Accepted Servicing Practices. In addition, the applicable Controlling Noteholder shall have the right, at their sole expense, to require the Special Servicer to order an additional Appraisal of the Property from time to time after an Appraisal Reduction Event has occurred, and the Special Servicer shall be required to use its reasonable best efforts to ensure that such Appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such Appraisal is prepared in accordance with the requirements set forth in the Servicing Agreement. Notwithstanding the rights of the Controlling Noteholder to obtain (or cause to be obtained) a new Appraisal under this Section 10(a), the Special Servicer will not be required to obtain such Appraisal if it determines in accordance with Accepted Servicing Practices that no events at or with regard to the Property have occurred that would have a material effect on the appraised value of the Property. Upon receipt of an Appraisal provided by, or requested by, holders of an Appraised-Out Note as described above and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Cumulative Appraisal Reduction Amount, the Special Servicer will be required to determine, in accordance with Accepted Servicing Practices, whether, based on its assessment of such additional appraisal, any recalculation of the Cumulative Appraisal Reduction Amount is warranted and, if so warranted, to recalculate such Cumulative Appraisal Reduction Amount based on such

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additional appraisal. If required by any such recalculation, the Appraised-Out Note will be reinstated as the Controlling Note. The Special Servicer will be required to promptly notify the other Noteholders of any such determination and recalculation in its monthly reporting.

(b)                       The applicable Controlling Noteholder may avoid a Control Appraisal Period caused by application of an Cumulative Appraisal Reduction Amount if such Controlling Noteholder deliver Threshold Event Collateral as a supplement to the appraised value of the Property to the Master Servicer, together with documentation acceptable to the Master Servicer in accordance with Accepted Servicing Practices to create and perfect a first priority security interest in favor of the Master Servicer on behalf of the Lead Securitization Trust in such collateral (which must be completed within thirty (30) days of the Special Servicer’s receipt of a third party Appraisal that indicates such Control Appraisal Period has occurred, during which such thirty (30) day period such Controlling Noteholder’s rights under this Agreement shall continue) (a “Threshold Event Cure”) and, additionally, pays all costs and expenses incurred by any party to under this Agreement associated with the delivery and/or pledge of such Threshold Event Collateral, including the costs and expenses of any opinion of counsel. If a Threshold Event Cure occurs, the Note B-A Control Appraisal Period or the Note B-B Control Appraisal Period, as applicable, caused by application of an Cumulative Appraisal Reduction Amount shall not be deemed to have occurred. If a letter of credit is furnished as Threshold Event Collateral, the letter of credit must have an initial term no shorter than 6 months and contain an evergreen clause providing for automatic renewal for additional periods not less than 6 months. The applicable Controlling Noteholder must provide notice of each renewal at least 30 days prior to the expiration date of such letter of credit. If the Master Servicer does not receive notice of such renewal at least 30 days prior to the expiration date of the letter of credit or if the Master Servicer receives notice that the letter of credit will not be renewed, then the Master Servicer shall promptly draw upon such letter of credit and hold such proceeds thereof as Threshold Event Collateral. If a letter of credit is furnished as Threshold Event Collateral, such Controlling Noteholder shall replace such letter of credit with other Threshold Event Collateral within 30 days if the credit ratings of the Threshold Collateral Issuer are downgraded below the required ratings; provided, however, that, if such Threshold Event Collateral is not so replaced, the Master Servicer shall draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure shall continue until (i) the appraised value of the Property plus the value of the Threshold Event Collateral would not be sufficient to prevent the applicable Control Appraisal Period from occurring (and should the appraised value of the Property plus the value of the Threshold Event Collateral be insufficient, the applicable Controlling Noteholder shall have 30 days from the new third party Appraisal to deliver new Threshold Event Collateral as supplement to the newly appraised value), or (ii) a determination is made by the Special Servicer in accordance with this Agreement that all proceeds in respect of the Mortgage Loan or the Property have been received (a “Final Recovery Determination”). If the appraised value of the Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Control Appraisal Period without taking into consideration any, or some portion of, Threshold Event Collateral previously delivered by the Controlling Noteholder, any or such portion of Threshold Event Collateral held by the Master Servicer shall promptly be returned to such Controlling Noteholder (at its sole expense).

(c)                        In the event the Controlling Noteholder with respect to the Note B-A or the Note B-B, applicable, delivers Threshold Event Collateral in the form of cash collateral, the Master Servicer will be required to establish and maintain on behalf of the Lead Securitization Trust and

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for the benefit of the Noteholders a segregated non-interest bearing trust account (the “Threshold Event Cash Collateral Account”) and deposit the Threshold Event Collateral into such account. To the extent that the Master Servicer has received notice from the applicable Controlling Noteholder of their intent to provide cash collateral, the Master Servicer shall notify the Certificate Administrator and each Non-Lead Noteholder in writing of the amount of cash collateral and the date on which the Threshold Event Collateral is expected to be delivered.

(d)                       Upon the Special Servicer’s determination of a Final Recovery Determination with respect to the Mortgage Loan, any cash or proceeds of such Threshold Event Collateral shall be available to reimburse each Noteholder for any Realized Losses pursuant to Section 3 with respect to the Mortgage Loan after application of the net proceeds of liquidation plus accrued and unpaid interest thereon at the applicable interest rate and all other expenses reimbursable under this Agreement, under the Servicing Agreement and the Non-Lead Securitization Servicing Agreement with respect to the Mortgage Loan or Foreclosure Property in accordance with the priority of payments set forth in Section 3.

(e)                        Any proceeds from a letter of credit delivered as Threshold Event Collateral shall also be deposited into the Threshold Event Cash Collateral Account and the Master Servicer shall promptly notify the Certificate Administrator and each Non-Lead Noteholder in writing of the amount of the proceeds from such letter of credit and the date on which such letter of credit proceeds are expected to be delivered. The Threshold Event Cash Collateral Account must be an Eligible Account and funds deposited therein shall not be invested by the Master Servicer.

(f)                          The Special Servicer shall cooperate with the Master Servicer and provide any information reasonably requested by the Master Servicer relating to the Threshold Event Cure that is in the Special Servicer’s possession. Upon the Special Servicer’s determination of a Final Recovery Determination, the Special Servicer shall notify the Master Servicer, the Certificate Administrator (who shall post such notification on the Certificate Administrator’s Website under the “special notices” tab) and each Non-Lead Noteholder and the Master Servicer shall deposit any amounts in the Threshold Event Cash Collateral Account directly into the Collection Account.

(g)                       Any Threshold Event Collateral shall be treated as an “outside reserve fund” for purposes of the REMIC Provisions and such property (and the right to reimbursement of any amounts with respect thereto from a REMIC) shall be beneficially owned by the posting Noteholder who shall be taxed on all income with respect thereto.

Section 11.                Excess Collections Reserve Account.

(a)                        In the event that as a result of any Workout of the Mortgage Loan in accordance with the terms of this Agreement and the Servicing Agreement (including the Accepted Servicing Practices), the Borrower is required to pay any additional amounts (other than customary fees and expenses payable to the Servicer or the Special Servicer and other than any amounts earmarked for reserves to be replenished or created in connection with such Workout) in excess of the amount of interest, principal and other amounts that were payable on such date under the original terms of the Mortgage Loan Agreement (without giving effect to such Workout), the Servicer will be required to deposit such additional amounts collected from the Borrower into a reserve account that is an Eligible Account (the “Excess Collections Reserve Account”) in

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accordance with the Servicing Agreement. Except as otherwise provided in Section 11(c), the Servicer shall withdraw funds in the Excess Collections Reserve Account and apply such funds pursuant to Section 3 only upon receipt of a notice of the Special Servicer’s determination of a Final Recovery Determination.

(b)                       Any Workout of the Mortgage Loan that results in the establishment of an Excess Collections Reserve Account shall (i) require the delivery of an opinion of counsel (at the expense of the Note B-B Holder) to the effect that the establishment of, deposit of funds into and withdrawal and application of funds from, the Excess Collections Reserve Account, in the manner contemplated by this Section 11 will not cause any Securitization Trust to fail to qualify as a REMIC or any grantor trust holding any interest in the Mortgage Loan to fail to qualify as a “grantor trust” for federal income tax purposes, (ii) increase the interest rate on each Note by the same amount (unless the Note A Holders and the B-A Noteholder agree to a different rate increase) and (iii) be entered into in accordance with the terms of this Agreement (including, without limitation, Section 3 and Section 4(c)) and the Servicing Agreement (including, without limitation, the Accepted Servicing Practices set forth therein). In the event that any Note A or the Note B-A is in a Securitization Trust, the consent rights of any related Note A Holders and the B-A Noteholders under clause (ii) of the preceding sentence shall be exercised by the Special Servicer (in the case of the Lead Securitization Note or the Note B-A) or the related Non-Lead Special Servicer (in the case of any Non-Lead Securitization Note) with the consent of the applicable directing certificateholder or controlling class representative appointed under the Servicing Agreement (in the case of the Lead Securitization Note or the Note B-A) or the applicable Non-Lead Securitization Subordinate Class Representative appointed under the Non-Lead Servicing Agreement (in the case of any Non-Lead Securitization Note).

(c)                        On any distribution date, the Servicer shall withdraw funds in the Excess Collections Reserve Account and apply such funds to pay any unanticipated expenses of the Servicer reimbursable to the Servicer under the Servicing Agreement and pay any monthly interest payment on the A Notes, the B-A Note and the B-B Note that is due and payable pursuant to the priority of distributions set forth in clauses (i) through (iii) of Section 3(b), if collections from the Mortgage Loan for such distribution date are insufficient to pay such amounts in full.

Section 12.               Limitation on Liability of the Noteholders. No Noteholder (including any Servicer on a Noteholder’s behalf, but only to the extent that the Servicing Agreement does not impose any other standard upon any Servicer, in which case the Servicing Agreement shall control) shall have any liability to any other Noteholder except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Noteholder.

Each Subordinate Noteholder acknowledges that, subject to the terms and conditions hereof and the obligation of the Lead Securitization Noteholder (including any Servicer) to comply with, and except as otherwise required by, the Accepted Servicing Practices, the Lead Securitization Noteholder (including any Servicer) may exercise, or omit to exercise, any rights that the Lead Securitization Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of such Subordinate Noteholder and that the Lead Securitization Noteholder (including any Servicer) shall have no liability whatsoever to such Subordinate Noteholder in connection with the Lead Securitization Noteholder’s exercise

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of rights or any omission by the Lead Securitization Noteholder to exercise such rights other than as described above; provided, however, that such Servicer must act in accordance with the Accepted Servicing Practices.

Each Subordinate Noteholder acknowledges that, subject to the terms and conditions hereof and the obligation of any Non-Lead Noteholder (including any Non-Lead Servicer) to comply with, and except as otherwise required by, the Accepted Servicing Practices (as if such standard was applicable to any Non-Lead Noteholder as a “servicer” thereunder), each Non-Lead Noteholder (including any Non-Lead Servicer) may exercise, or omit to exercise, any rights that such Non-Lead Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of such Subordinate Noteholder and that any Non-Lead Noteholder (including any Non-Lead Servicer) shall have no liability whatsoever to such Subordinate Noteholder in connection with any Non-Lead Noteholder’s exercise of rights or any omission by a Non-Lead Noteholder to exercise such rights other than as described above; provided, however, that the Non-Lead Servicer must act in accordance with the servicing standard under the Non-Lead Servicing Agreement.

Each Noteholder acknowledges that, subject to the terms and conditions hereof, any other Noteholder may exercise, or omit to exercise, any rights that such Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of each other Noteholder and that such Noteholder shall have no liability whatsoever to any other Noteholder in connection with such Noteholder’s exercise of rights or any omission by such Noteholder to exercise such rights; provided, however, that such Noteholder shall not be protected against any liability to any other Noteholder that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence.

Section 13.               Bankruptcy. Subject to the provisions of Section 4(f) hereof and the Accepted Servicing Practices, each Noteholder hereby covenants and agrees that only the Lead Securitization Noteholder (or the Master Servicer on its behalf) has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Borrower. Subject to the provisions of Section 4(f) hereof and the Accepted Servicing Practices, each Noteholder further agrees that only the Lead Securitization Noteholder, as a creditor, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. Subject to the provisions of Section 4(f), the Noteholders hereby appoint the Lead Securitization Noteholder as their agent, and grant to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Noteholders (including the Controlling Noteholder) in connection with any case by or against the Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to

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the Mortgage Loan. The Noteholders, hereby agree that, upon the request of the Lead Securitization Noteholder but subject to the provisions of Section 4(f), each other Noteholder shall execute, acknowledge and deliver to the Lead Securitization Noteholder all and every such further deeds, conveyances and instruments as the Lead Securitization Noteholder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by any Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Accepted Servicing Practices.

Section 14.               Representations of the Subordinate Noteholders. Each Subordinate Noteholder represents, solely as to itself and its Subordinate Note, and it is specifically understood and agreed, that it is acquiring such Note for its own account in the ordinary course of its business and none of the other Noteholders shall have any liability or responsibility to such Subordinate Noteholder except (i) as expressly provided herein or (ii) for actions that are taken or omitted to be taken by such other Noteholder that constitute gross negligence or willful misconduct or that constitute a breach of this Agreement. Each Subordinate Noteholder represents and warrants solely as to itself that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene its charter or any law or contractual restriction binding upon such Subordinate Noteholder, and that this Agreement is the legal, valid and binding obligation of such Subordinate Noteholder enforceable against such Subordinate Noteholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. Each Subordinate Noteholder represents and warrants solely as to itself that it is duly organized, validly existing, in good standing and possesses of all licenses and authorizations necessary to perform its obligations hereunder. Each Subordinate Noteholder represents and warrants as to itself that (a) this Agreement has been duly executed and delivered by such Subordinate Noteholder, (b) to such Subordinate Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Subordinate Noteholder have been obtained or made and (c) to such Subordinate Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Subordinate Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Each Subordinate Noteholder acknowledges that no other Noteholder owes such Subordinate Noteholder any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, except as provided herein, need not consult with such Subordinate Noteholder with respect to any action taken by such other Noteholder, as applicable, in connection with the Mortgage Loan.

Each Subordinate Noteholder expressly and irrevocably waives for itself and any Person claiming through or under such Subordinate Noteholder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law which purports to give a junior loan noteholder the right to initiate any loan enforcement or foreclosure proceedings.

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Section 15.               Representations of each Initial Noteholder. Each Initial Noteholder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Noteholder’s charter or any law or contractual restriction binding upon such Noteholder and that this Agreement is the legal, valid and binding obligation of such Noteholder as applicable enforceable against it in accordance with its terms. Each Initial Noteholder represents and warrants that it is duly organized, validly existing, in good standing and possession of all licenses and authorizations necessary to carry on its respective business. Each Initial Noteholder represents and warrants that (a) this Agreement has been duly executed and delivered by such Noteholder, (b) to such Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Noteholder have been obtained or made and (c) to such Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Each Initial Noteholder acknowledges that no other Noteholder owes such Noteholder any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, except as provided herein or in the Servicing Agreement, need not consult with such Noteholder with respect to any action taken by such Noteholder in connection with the Mortgage Loan.

Section 16.               Independent Analysis of the Subordinate Noteholders. Each Subordinate Noteholder acknowledges that it has, independently and without reliance upon any Initial Noteholder, except with respect to the representations and warranties provided by an Initial Noteholder herein and in any documents or instruments executed and delivered by the such Initial Noteholder in connection herewith (including the representations and warranties provided in the agreement pursuant to which it acquired its Subordinate Note), and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to purchase such Subordinate Note and such Subordinate Noteholder accepts responsibility therefor. Each Subordinate Noteholder hereby acknowledges that, other than the representations and warranties provided herein and in such other documents or instruments, no Initial Noteholder has made any representations or warranties with respect to the Mortgage Loan, subject to such representations and warranties as provided by such Initial Noteholder herein and in such other documents and instruments, and that no Initial Noteholder shall have any responsibility for (i) the collectability of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to an Initial Noteholder in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Borrower. Each Subordinate Noteholder assumes all risk of loss in connection with its Note except as specifically set forth herein.

Section 17.               No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between or among any of the Noteholders as a partnership, association, joint venture or other entity. None of the Noteholders shall have any obligation whatsoever to offer to any other Noteholder the opportunity to purchase a Note interest in any future loans

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originated by such Noteholder or its Affiliates, and if such Noteholder chooses to offer to any other Noteholder the opportunity to purchase a Note interest in any future mortgage loans originated by the such Noteholder or their respective Affiliates, such offer shall be at such purchase price and interest rate as the offering Noteholder chooses, in its sole and absolute discretion. No Noteholder shall have any obligation whatsoever to purchase from any other Noteholder an interest in any future loans originated by such Noteholder or their respective Affiliates.

Section 18.                Not a Security. No Note shall be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

Section 19.         Other Business Activities of the Noteholders. Each Noteholder acknowledges that each other Noteholder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, (i) (a) the Borrower or (b) any direct or indirect parent of the Borrower or (c) any Affiliate of the Borrower or (d) any Affiliate of any direct or indirect parent of the Borrower, (ii) any entity that is a holder of debt secured by direct or indirect ownership interests in the Borrower or any Affiliate of the holder of such debt, or (iii) any entity that is a holder of a preferred equity interest in the Borrower or any Affiliate of a holder of such preferred equity, and receive payments on such other loans or extensions of credit to any such party and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 20.                Sale of the Notes.

(a)                        Each Subordinate Noteholder agrees that it will not Transfer all or any portion of its Note except in accordance with this Section 20. Each Subordinate Noteholder shall have the right, without the need to obtain the consent of any other Noteholder or any other Person, to Transfer 49% or less (in the aggregate) of its interest in its Note to any Person, provided that any such Transfer shall be made in accordance with the terms of this Section 20. Each Subordinate Noteholder shall have the right to Transfer its entire Note or any portion thereof exceeding 49%, (i) to a Qualified Institutional Lender, provided, that (except in the case of a Transfer to the Lead Securitization) promptly after the Transfer each Senior Noteholder is provided with (x) a representation from a transferee or such Subordinate Noteholder certifying that such transferee is a Qualified Institutional Lender, and (y) a copy of the assignment and assumption agreement referred to in Section 21 and provided, further, that such transfer would not cause such Note to be held by more than five persons nor cause there to be no one person owning a majority of such Note and (ii) to an entity that is not a Qualified Institutional Lender, provided that with respect to this clause (ii), such Subordinate Noteholder obtains (1) prior to the Lead Securitization Date, the consent of the Lead Securitization Noteholder and each other Senior Noteholder, each such consent not to be unreasonably withheld, conditioned or delayed, and (2) after the Lead Securitization Date, Rating Agency Confirmation (and for avoidance of doubt, no consent of the Lead Securitization Noteholder or other Senior Noteholder shall be required after the closing of the Lead Securitization); provided that in each of case (1) and (2), (x) promptly after the Transfer each Senior Noteholder is provided with a copy of the assignment and assumption agreement referred to in Section 21 and (y) such transfer would not cause the subject Note to be held by more than five persons; and provided further, however, that if such transfer would cause there to be no one person owning a majority of the subject Note, then such transfer will not be permitted unless persons owning a majority of the subject Note designate one of such persons to act on behalf of

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such persons owning such majority. If the subject Note is held by more than one Noteholder at any time, the holders of a majority of interest in the subject Note shall immediately appoint a representative to exercise all rights of such Subordinate Noteholder hereunder. Notwithstanding the foregoing, without the Lead Securitization Noteholder’s prior consent, which may be withheld in the Lead Securitization Noteholder’s sole and absolute discretion, no Subordinate Noteholder shall Transfer all or any portion of its Note to a Borrower Restricted Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Subordinate Noteholder agrees that it shall pay the expenses of the Lead Securitization Noteholder (including all expenses of the Master Servicer and the Special Servicer) and the other Non-Lead Securitization Noteholders (including all expenses of the related Non-Lead Master Servicers and the related Non-Lead Special Servicers) in connection with any such Transfer.

(b)                       All Transfers under Section 20(a) shall be made upon written notice to the Senior Noteholders not later than the date of such Transfer, and (except in connection with a Transfer to the Lead Securitization) each transferee shall (i) execute an assignment and assumption agreement whereby such transferee assumes all or a ratable portion, as the case may be, of the obligations of the applicable Subordinate Noteholder hereunder with respect to its Note from and after the date of such assignment (or, in the case, of a pledge, collateral assignment or other encumbrance made in accordance with Section 20(e) by such Subordinate Noteholder of its Note solely as security for a loan to such Subordinate Noteholder made by a third-party lender whereby such Subordinate Noteholder remains fully liable under this Agreement, on or before the date on which such third-party lender succeeds to the rights of such Subordinate Noteholder by foreclosure or otherwise, such third-party lender executes an agreement that such lender shall be bound by the terms and provisions of this Agreement and the obligations of such Subordinate Noteholder hereunder) and (ii) agree in writing to be bound by the Servicing Agreement, unless the Servicing Agreement is not then in effect with respect to the Mortgage Loan, in which event the parties will enter into or agree to be bound by any replacement servicing agreement therefor in accordance with the provisions hereof. Upon the consummation of a Transfer of all or any portion of a Subordinate Note in accordance with this Agreement, the transferring Person shall be released from all liability arising under this Agreement with respect to such Subordinate Note (or the portion thereof that was the subject of such Transfer), for the period after the effective date of such Transfer (it being understood and agreed that the foregoing release shall not apply in the case of a sale, assignment, transfer or other disposition of a participation interest in the subject Subordinate Note as described in clause (c) below). In connection with any such permitted transfer of a portion of a Subordinate Note and for all purposes of this Agreement, each Senior Noteholder need only recognize the majority holder of such Subordinate Note for purposes of notices, consents and other communications between the Noteholders, and such majority holder of the subject Subordinate Note shall be the only Person authorized hereunder to exercise any rights of such Subordinate Noteholder under this Agreement; provided, however, the majority holder of the subject Subordinate Note may from time to time designate any other Person as an additional party entitled to receive notices, consents and other communications and/or to exercise rights on behalf of such Subordinate Noteholder hereunder by delivering written notice thereof to each Senior Noteholder, and, from and after delivery of such notice, such designee shall be so authorized hereunder and shall be the only party entitled to receive such notices, consents and such other communications and/or to exercise such rights.

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(c)                        In the case of any sale, assignment, transfer or other disposition of a participation interest in a Note, (i) such Noteholder’s obligations under this Agreement shall remain unchanged, (ii) such Noteholder shall remain solely responsible for the performance of such obligations, (iii) the other Noteholders and any Persons acting on their behalf shall continue to deal solely and directly with such Noteholder in connection with such Noteholder’s rights and obligations under this Agreement and the Servicing Agreement, and (iv) all amounts payable hereunder shall be determined as if such Noteholder had not sold such participation interest; provided, however, that if the applicable participant is a Qualified Institutional Lender (and delivers to the other Noteholders a certification from an authorized officer confirming its status as a Qualified Institutional Lender), such Noteholder, by written notice to the other Noteholders, may delegate to such participant such Noteholder’s right (if any) to exercise the rights of the Controlling Noteholder or a Non-Controlling Noteholder, as applicable, hereunder and under the Servicing Agreement.

(d)                       Each of the Senior Noteholders shall have the right to Transfer all or any portion of its Senior Note without the prior consent of any other Noteholder (i) with respect to each Senior Note prior to an Event of Default, to any party other than a Borrower Restricted Party and (ii) after an Event of Default, to any party, including a Borrower Restricted Party; provided, however, that (1) the Senior Noteholder must notify each Rating Agency and each other Noteholder before transfer to a Borrower Restricted Party, and (2) following such Transfer of any Senior Note, the Mortgage Loan continues to be serviced in its entirety pursuant to the Servicing Agreement by a Servicer unaffiliated with the Borrower. For the avoidance of doubt, no Noteholder or the Master Servicer shall have any right to Transfer or cause the Transfer of any other Note.

(e)                        Notwithstanding any other provision hereof, any Noteholder may pledge (a “Pledge”) its Note to any entity (other than the Borrower or any Affiliate thereof) which has extended a credit or repurchase facility to such Noteholder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 20(e), it being further agreed that a financing provided by a Note Pledgee to a Noteholder or any person which Controls such Noteholder that is secured by such Noteholder’s interest in the applicable Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without (a) prior to the first Securitization of any Note, the consent of each other Noteholder and (b) after the closing of the first Securitization of any Note, Rating Agency Confirmation. Upon written notice by the applicable Noteholder to each other Noteholder and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each other Noteholder agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Noteholder in respect of its obligations under this Agreement of which default such Noteholder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) Business Days to cure a default by the pledging Noteholder in respect of its obligations to each other Noteholder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Noteholder shall give to such

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Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Noteholder and accept any cure thereof by such Note Pledgee which such pledging Noteholder has the right (but not the obligation) to effect hereunder, as if such cure were made by such pledging Noteholder; (v) that such other Noteholder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Noteholder; and (vi) that, upon written notice (a “Redirection Notice”) to each other Noteholder and any Servicer by such Note Pledgee that the pledging Noteholder is in default, beyond any applicable cure periods, under the pledging Noteholder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Noteholder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Noteholder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Noteholder or Servicer would otherwise be obligated to pay to the pledging Noteholder from time to time pursuant to this Agreement or any Servicing Agreement. Any pledging Noteholder hereby unconditionally and absolutely releases each other Noteholder and any Servicer from any liability to the pledging Noteholder on account of any Noteholder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or any such other Noteholder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Noteholder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Noteholders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Noteholder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Noteholder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 20(e) shall remain effective as to any Noteholder (and any Servicer) unless and until such Note Pledgee shall have notified any such Noteholder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(f)                          Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Noteholder then such Noteholder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)                        The loan (the “Conduit Inventory Loan”) made by the Conduit to such Noteholder to finance the acquisition and holding of its Note will require a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)                     The Conduit Credit Enhancer and conduit manager (if Moody’s rates the Securitization) will be a Qualified Institutional Lender;

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(iii)                  Such Noteholder will pledge (or sell, transfer or assign as part of a repurchase facility) its interest in the applicable Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)                 The Conduit Credit Enhancer and the Conduit will agree that, if such Noteholder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Noteholder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Noteholder’s Note to the Conduit Credit Enhancer; and

(v)                    Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not, without obtaining the consent of each other Noteholder, have any greater right to acquire the interests in the Note pledged by such Noteholder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 21.                Registration of Transfer. In connection with any Transfer of a Note (but excluding (x) any participant and (y) any Note Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the applicable Noteholder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the restriction on Transfers set forth in Section 20, from and after the date of such assignment. Notwithstanding the preceding sentence, a Trustee shall not be required to execute an assignment and assumption agreement in connection with any Transfer of a Note if the obligations are assumed pursuant to the Servicing Agreement. In connection with a Transfer of a Note, the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 20 and this Section 21. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and any other Noteholder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement. Upon a Securitization of the Lead Securitization Note, the Certificate Administrator shall automatically become and be the Agent.

Section 22.                Registration of the Notes. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial Note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in Section 21, and the principal amounts (and stated interest) of the Note owing to each such Noteholder, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement, except in the case of the Initial Noteholders who may hold their Notes through a nominee. Upon request of a Noteholder, the Agent shall provide such party with the names and addresses of the Noteholders. To the extent another party is appointed as Agent hereunder, the Noteholders hereby designate such person as its agent under this Section 22 solely for purposes of maintaining the Note Register. The parties intend for the Notes to be in registered form for federal income tax purposes under Treasury Regulation Section 5f.103-1(c).

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Section 23.                Statement of Intent. The Agent and each Noteholder intend that the Notes be classified, and the arrangement hereby be maintained, in a manner consistent with rules applicable to a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code that is a fixed investment trust within the meaning of Treasury Regulation §301.7701-4(c), and the parties will not take any action inconsistent with such classification. It is neither the purpose nor the intent of this Agreement to create a partnership, joint venture, “taxable mortgage pool” or association taxable as a corporation among the parties.

Section 24.                No Pledge. This Agreement shall not be deemed to represent a pledge of any interest in the Mortgage Loan by the Noteholders. Except as otherwise provided in this Agreement and the Servicing Agreement, no Non-Lead Noteholder shall have any interest in any property taken as security for the Mortgage Loan, provided, however, that if any such property or the proceeds of any sale, lease or other disposition thereof shall be received, then each Non-Lead Noteholder shall be entitled to receive its share of such application in accordance with the terms of this Agreement and/or the Servicing Agreement.

Section 25.                Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 26.                Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)                        SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN,, AND APPELLATE COURTS FROM ANY THEREOF;

(b)                       CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

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(c)                        AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)                       AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 27.                Modifications; Amendment. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Noteholder. Additionally, for as long as any Note is contained in a Securitization Trust, the Noteholders shall not amend or modify this Agreement without first receiving a Rating Agency Confirmation; provided that no such confirmation from the Rating Agencies shall be required in connection with a modification or amendment (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Servicing Agreement, (ii) entered into pursuant to Section 39 of this Agreement or (iii) to correct or supplement any provision herein that may be defective or inconsistent with any other provisions of this Agreement.

Section 28.                Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 20, each Noteholder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Noteholder hereunder, including, without limitation, the right to make further assignments and grant additional Notes.

Section 29.                Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement (and, to the extent permitted under applicable law, each officer’s certificate, receipt or similar closing document delivered in connection with the closing of this transaction) in Portable Document Format (PDF), Tagged Image File Format (TIF or TIFF), .JPG or .JPEG file format, or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 30.                Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 31.                Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision

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shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 32.                Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 33.                Withholding Taxes.

(a)                        If the Lead Securitization Noteholder or the Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to any Non-Lead Securitization Noteholder with respect to the Mortgage Loan as a result of such Non-Lead Securitization Noteholder constituting a Non-Exempt Person, the Lead Securitization Noteholder, or the Master Servicer on its behalf, shall be entitled to do so with respect to such Non-Lead Securitization Noteholder’s interest in such payment (all amounts so withheld being deemed paid to such Non-Lead Securitization Noteholder), provided that the Lead Securitization Noteholder shall furnish such Non-Lead Securitization Noteholder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Non-Lead Securitization Noteholder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Non-Lead Securitization Noteholder is subject to tax.

(b)                       The Non-Lead Securitization Noteholders shall and hereby agrees to indemnify the Lead Securitization Noteholder against and hold the Lead Securitization Noteholder harmless from and against any Taxes, interest, penalties and reasonable attorneys’ fees, expenses and disbursements arising or resulting from any failure of the Lead Securitization Noteholder (or the Master Servicer on its behalf) to withhold Taxes from payment made to any Non-Lead Securitization Noteholder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Non-Lead Securitization Noteholder to the Lead Securitization Noteholder in connection with the obligation of the Lead Securitization Noteholder to withhold Taxes from payments made to such Non-Lead Securitization Noteholder, it being expressly understood and agreed that (i) the Lead Securitization Noteholder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) such Non-Lead Securitization Noteholder shall, upon request of the Lead Securitization Noteholder, at its sole cost and expense, defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization.

(c)                        Each Non-Lead Securitization Noteholder represents to the Lead Securitization Noteholder (for the benefit of the Borrower) that it is not a Non-Exempt Person and that neither the Lead Securitization Noteholder nor the Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. From time to time as necessary during the term of this Agreement, any Non-Lead Securitization Noteholder (if not included at such time in the Lead Securitization Trust) shall deliver to the Lead Securitization Noteholder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Noteholder substantiating that such Non-Lead Securitization Noteholder

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is not a Non-Exempt Person and that the Lead Securitization Noteholder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if any Non-Lead Securitization Noteholder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder an Internal Revenue Service Form W-9 and (ii) if any Non-Lead Securitization Noteholder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Non-Lead Securitization Noteholder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments), Form W-8BEN-E or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by such Non-Lead Securitization Noteholder, as evidence of such Non-Lead Securitization Noteholder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Noteholder shall not be obligated to make any payment hereunder to any Non-Lead Securitization Noteholder in respect of its respective Non-Lead Securitization Note or otherwise until such Non-Lead Securitization Noteholder shall have furnished to the Lead Securitization Noteholder the requested forms, certificates, statements or documents.

Section 34.                Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than the Notes) will be held by the Lead Securitization Noteholder (or a custodian acting on behalf of the Lead Securitization Noteholder) who shall act as secured party under the Mortgage Loan Documents on behalf of the registered holders of the Notes. Notwithstanding anything to the contrary in this Agreement, upon the Lead Securitization, the originals of all of the Mortgage Loan Documents (other than the Notes) shall be held by the Custodian. Each Note shall be held by the respective Noteholder or a custodian appointed by such Noteholder.

Section 35.                Notices. All notices required hereunder shall be given by (i) writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if a party has provided a facsimile number, (iii) reputable overnight delivery service (charges prepaid), (iv) sent by electronic mail containing language requesting the recipient to confirm receipt thereof if a party has provided an electronic mail address and only if such electronic mail is promptly followed by a written notice or (v) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on EXHIBIT B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

All notices and reports (including, without limitation, Asset Status Reports) required to be delivered hereunder by the Lead Securitization Noteholder (or any Servicer on its behalf) to the Controlling Noteholder (or its Controlling Noteholder Representative), or by the Controlling Noteholder (or its Controlling Noteholder Representative) to the Lead Securitization Noteholder (or any Servicer on its behalf), shall also be delivered by the applicable party to each other Noteholder.

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Section 36.                Broker. Each Noteholder represents to each other Noteholder that no broker was responsible for bringing about this transaction.

Section 37.                Certain Matters Affecting the Agent.

(a)                        The Noteholders hereby appoint the Agent to act on their behalf, and the Agent shall act on behalf of the Noteholders;

(b)                       The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 21;

(c)                        The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(d)                       The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(e)                        The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Securities Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(f)                          The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 21; and

(g)                       The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder.

Section 38.               Termination of Agent. The Agent may be terminated at any time upon ten (10) days prior written notice from the Lead Securitization Noteholder. In the event that the Agent is terminated pursuant to this Section 38, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

The Agent may resign at any time upon notice, so long as a successor Agent, reasonably satisfactory to the Noteholders, has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. BMO, as Initial Agent, may transfer its rights and obligations to a Servicer, as successor Agent, at any time without the consent of any Noteholder. BMO, as Initial Agent, shall promptly and diligently attempt to cause such Servicer to act as successor Agent, and, if such Servicer declines to act in such capacity, shall promptly and diligently attempt to cause a similar servicer to act as successor Agent. Notwithstanding the foregoing, the Noteholders hereby agree that, simultaneously with the closing of the Lead Securitization, the

73

Certificate Administrator shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place of the Initial Agent or any successor thereto prior to such Securitization without any further notice or other action. The termination or resignation of the Certificate Administrator, as Certificate Administrator under the Servicing Agreement, shall be deemed a termination or resignation of such Certificate Administrator as Agent under this Agreement.

Section 39.                Resizing. In connection with the Mortgage Loan, each Noteholder agrees, subject to clause (iii) below in this paragraph, that if a Senior Noteholder determines that it is advantageous to resize one or more of its Senior Notes by causing the Borrower to execute amended and restated or additional pari passu notes (in either case, “New Notes”) reallocating the principal of such Senior Note to such New Notes, each Noteholder other than the resizing Noteholder shall cooperate with the resizing Noteholder to effect such resizing at such resizing Noteholder’s expense; provided that (i) the aggregate principal balance of all outstanding New Notes following the creation thereof is no greater than the principal balance of such Senior Note or Senior Notes immediately prior to the creation of the New Notes, (ii) the weighted average Interest Rate of all outstanding New Notes (based on the relative principal balance of such New Notes) following the creation thereof is the same as the Interest Rate of the related Senior Note or Senior Notes immediately prior to the creation of the New Notes, and (iii) no such resizing shall (x) change the interest allocable to, or the amount of any payments due to, any other Noteholder, or priority of such payments, or (y) increase any other Noteholder’s obligations or decrease any other Noteholder’s rights, remedies or protections. For the avoidance of doubt, any New Note that is created in a resizing contemplated by this Section 39 shall be a “Note”, an “A Note” and a “Senior Note” hereunder, and all definitions hereunder shall be construed accordingly.

Section 40.                Conflict. To the extent of any inconsistency between the Servicing Agreement, on one hand, and this Agreement, on the other, this Agreement shall control.

Section 41.                Electronic Signatures. Each of the parties hereto agrees that the transaction consisting of this Agreement (and, to the extent permitted under applicable law, each officer’s certificate, receipt or similar closing document delivered in connection with the closing of this transaction) may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Agreement (or, if applicable, such closing document) using an electronic signature, it is signing, adopting, and accepting this Agreement or such closing document and that signing this Agreement or such closing document using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement or such closing document on paper. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

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Section 42.                Cooperation in Securitization.

(a)                        Each Noteholder acknowledges that any Noteholder may elect, in its sole discretion, to include its Note in a Securitization. In connection with a Securitization of an A Note or Note B-A, at the request of the related Noteholder, each other Noteholder shall use commercially reasonable efforts, at the requesting Noteholder’s expense, to satisfy, and to cooperate with the requesting Noteholder in attempting to cause the Borrower to satisfy, the market standards to which the requesting Noteholder customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with the requesting Noteholder in attempting to cause the Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect the Securitization; provided, however, that either in connection with the Securitization or otherwise at any time prior to the Securitization no other Noteholder shall be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of any payments to be made to, such Noteholder, (ii) increase such Noteholder’s obligations or decrease such Noteholder’s rights, remedies or protections hereunder or under any Mortgage Loan Document, or (iii) otherwise materially adversely affect the rights and interests of such Noteholder. In connection with any such Securitization of an A Note or Note B-A, each other Noteholder agrees to provide for inclusion in any disclosure document relating to the related Securitization such customary non-confidential information concerning such Noteholder as the requesting Noteholder reasonably determines to be necessary to satisfy its disclosure obligations in connection with its Securitization. Each Noteholder covenants and agrees that if it is not the requesting Noteholder, it shall use commercially reasonable efforts to cooperate with the requests of each Rating Agency and the requesting Noteholder in connection with the preparation of any offering documents in connection with the Securitization, and to review and respond reasonably promptly with respect to any information relating to it in any Securitization document, all at the cost and expense of the requesting Noteholder. Each Noteholder acknowledges that the information provided by it to the requesting Noteholder pursuant to this Section 42 may be incorporated into the offering documents for a Securitization. A requesting Note A Holder or Note B-A Holder and each Rating Agency shall be entitled to rely on the information supplied by each other Noteholder pursuant to this Section 42.

(b)                       A Note A Holder or Note B-A Holder securitizing its Note may, at its election, deliver to each other Noteholder drafts of the preliminary and final Securitization offering memoranda, prospectus, preliminary prospectus and any other disclosure documents and (in the case of the Lead Securitization) the Servicing Agreement simultaneously with distributions of any such documents to the general working group of the related Securitization. Each other Noteholder may, at its election, review and comment thereon insofar as it relates to such other Noteholder and/or its Note, and, if such other Noteholder elects to review and comment, such other Noteholder shall review and comment thereon as soon as possible (but in no event later than (i) in the case of the first draft thereof, two (2) Business Days after receipt thereof and (ii) in the case of each subsequent draft thereof, the deadline provided to the general working group of the related Securitization for review and comment), and if such other Noteholder fails to respond within such

75

time, such other Noteholder shall be deemed to have elected to not comment thereon (but no failure to comment shall constitute a waiver of such other Noteholder’s rights hereunder or under the Mortgage Loan Documents). In the event of any disagreement between any such other Noteholder with respect to the preliminary and final offering memoranda, prospectus, free writing prospectus or any other disclosure documents the requesting Noteholder’s determination shall control (the parties acknowledging that no inaccuracy in such documents shall in any respect prejudice any such other Noteholder’s rights hereunder or under the Mortgage Loan Documents). No such other Noteholder shall have any obligation or liability with respect to any such offering documents other than the accuracy of any comments it elects to make regarding itself and/or regarding any Notes it is contributing to the subject Securitization.

(c)                        Notwithstanding anything herein to the contrary, each of the Note A Holders and Note B-A Holder acknowledges and agrees that (i) no other Noteholder shall be required to incur any out-of-pocket expenses in connection with their respective separate Securitizations of A Notes or Note B-A, as applicable (other than to the extent such Noteholder is participating in such Securitization), and (ii) any such other Noteholder shall only be required to disclose such customary non-confidential information reasonably determined by the requesting Note A Holder or Note B-A Holder, as applicable, to be necessary to satisfy its disclosure obligations in connection with its Securitization.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Initial Noteholders and Initial Agent have caused this Agreement to be duly executed as of the day and year first above written.

BANK OF MONTREAL, as Initial BMO Note
A Holder and Initial Agent

By:	/s/ Leanne M. Lispi
Name: Leanne M. Lispi
Title: Authorized Signatory

[SIGNATURE CONTINUE ON NEXT PAGE]

Park West Village ‒Signature Page- Co-Lender Agreement]

CITI REAL ESTATE FUNDING INC., as
Initial CREFI Note A Holder

By:	/s/ Jonathan Misher
Name: Jonathan Misher
Title:Vice President

[SIGNATURE CONTINUE ON NEXT PAGE]

Park West Village ‒Signature Page- Co-Lender Agreement]

STARWOOD MORTGAGE CAPITAL
LLC, as Initial SMC Note A Holder

By:	/s/ Grace Chiang
Name: Grace Chiang
Title: Senior Vice President

[SIGNATURE CONTINUE ON NEXT PAGE]

Park West Village ‒Signature Page- Co-Lender Agreement]

BANK OF MONTREAL, as Initial Note B-A
Holder

By:	/s/ Leanne M. Lispi
Name: Leanne M. Lispi
Title: Authorized Signatory

[SIGNATURE CONTINUE ON NEXT PAGE]

Park West Village ‒Signature Page- Co-Lender Agreement]

Park West Village Grand
Avenue Partners, LLC, as Initial Note
B-B Holder

By:	/s/ Justin Guichard
Name: Justin Guichard
Title: Authorized Signatory

By:	/s/ Kevin Sciarillo
Name: Kevin Sciarillo
Title: Authorized Signatory

[Signature Page - Park West Village- Co-Lender Agreement]

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.       Description of Mortgage Loan:

Mortgage Loan Agreement:	Loan Agreement, dated as of August 3, 2022, between Bank of Montreal, Citi Real Estate Funding Inc., Starwood Mortgage Capital LLC and Park West Village Grand Avenue Partners, LLC, and the Borrower, as the same has been amended as of the date hereof, and as the same may be further amended, restated, supplemented or otherwise modified from time to time
Borrower	Each of the entities listed on EXHIBIT D hereto
Origination Date of the Mortgage Loan:	August 3, 2022
Initial Principal Amount of Mortgage Loan:	$365,000,000
Location of the Properties:	New York, New York
Maturity Date:	August 6, 2027

B.       Description of Notes as of the date hereof: Each Note shall have the approximate Principal Balance and initial rate of interest set forth in the table below as of the Lead Securitization Date.

Note Designation	Principal Balance	Initial Interest Rate	Initial Noteholder
Note A-1	$17,500,000	4.65%	BMO
Note A-2	$15,000,000	4.65%	BMO
Note A-3	$15,000,000	4.65%	BMO
Note A-4	$15,000,000	4.65%	BMO
Note A-5	$17,500,000	4.65%	CREFI
Note A-6	$15,000,000	4.65%	CREFI
Note A-7	$15,000,000	4.65%	CREFI
Note A-8	$15,000,000	4.65%	CREFI
Note A-9	$17,500,000	4.65%	SMC
Note A-10	$15,000,000	4.65%	SMC
Note A-11	$15,000,000	4.65%	BMO
Note A-12	$15,000,000	4.65%	BMO
Note B-A	$66,500,000	4.65%	BMO
Note B-B	$111,000,000	4.65%	PWV Grand Avenue

A-1

EXHIBIT B

Initial Noteholders:

(i) if to Bank of Montreal
c/o BMO Capital Markets Corp.

151 West 42nd Street
New York, New York 10036
Attention: Michael Birajiclian and David Schell
Email: Michael.Birajiclian@bmo.com and David.Schell@bmo.com

with a copy to:

Bank of Montreal
c/o BMO Capital Markets Corp.

151 West 42nd Street
New York, New York 10036
Attention: Legal Department

Email: BMOCMBSNotices@bmo.com

(ii) if to CREFI:

Citi Real Estate Funding Inc.
388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Richard Simpson

Facsimile number: (646) 328-2943

with an electronic copy emailed to: richard.simpson@citi.com with copies to:

Citi Real Estate Funding Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco

Facsimile number: (347) 394-0898

with an electronic copy emailed to: raul.d.orozco@citi.com

and

B-1

Citi Real Estate Funding Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor

Facsimile number: (646) 862-8988

with an electronic copy emailed to: ryan.m.oconnor@citi.com

(iii) if to Starwood Mortgage Capital LLC

2340 Collins Avenue, Suite 700

Miami Beach, Florida 33139

Attention: Leslie K. Fairbanks

Email: lfairbanks@starwood.com and jbeard@starwood.com

with a copy to:

Starwood Property Trust, Inc.

2340 Collins Avenue, Suite 700

Miami Beach, Florida 33139

Attention: Heather Bennett

Email: hbennett@starwood.com and lnr.cmbs.notices@lnrproperty.com

(iv) if to Park West Village Grand Avenue Partners, LLC

c/o Oaktree Capital Management, L.P.

333 S. Grand Avenue, 28th Floor

Los Angeles, CA 90071

Attention: Bryan Sather

email: bsather@oaktreecapital.com

with electronic copies to the following email addresses:

gmonzon@bellwetheram.com, bbocks@bellwetheram.com, bsather@oaktreecapital.com

B-2

EXHIBIT C

PERMITTED FUND MANAGERS

1.	Westbrook Partners
2.	DLJ Real Estate Capital Partners
3.	iStar Financial Inc.
4.	Capital Trust, Inc.
5.	Lend-Lease Real Estate Investments
6.	Archon Capital, L.P.
7.	Whitehall Street Real Estate Fund, L.P.
8.	The Blackstone Group International Ltd.
9.	Apollo Real Estate Advisors
10.	Colony Capital, Inc.
11.	Praedium Group
12.	J.E. Robert Companies
13.	Fortress Investment Group LLC
14.	Lonestar Opportunity Fund
15.	Clarion Partners
16.	Walton Street Capital, LLC
17.	Starwood Financial Trust
18.	BlackRock, Inc.
19.	Rialto Capital Management, LLC

20.	Rialto Capital Advisors, LLC
21.	Raith Capital Partners, LLC
22.	Eightfold Real Estate Capital, L.P.
23.	Perella Weinberg Partners
24.	Square Mile Capital Management LLC

C-1

EXHIBIT D

BORROWERS

CF PWV LLC

SM PWV LLC

D-1